UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ECO ENERGY TECH ASIA, LTD.
(Name of registrant as specified in its charter)

Nevada	0100	47-3444723
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Flat A, 15/F, Block 1, Site 7, Whampoa Garden, Hung Hom, Kowloon, Hong Kong. (852) 91235575
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

4650 Wedekind Road, #2 Sparks, Nevada 89431 (775) 882-7549
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:
O’Neal Law Office
c/o William D. O'Neal, Esq.
4400 N. Scottsdale Road
Suite 9-715
Scottsdale, AZ 85251
Telephone: (480) 409-1146
E-mail: wdoneal@outlook.com

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one);

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security(1) ($)	Proposed Maximum Aggregate Offering Price(1) ($)	Amount of Registration Fee ($)
Selling Shareholders	410,000	$0.20	$82,000	$9.53

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be amended. The Registrant may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED ___________, 2015

PRELIMINARY PROSPECTUS

ECO ENERGY TECH ASIA, LTD.
410,000 SHARES OF COMMON STOCK
OFFERING PRICE $0.20 PER SHARE

This prospectus relates to the offering (the Offering”) by Eco Energy Tech Asia, Ltd. (the “Company”, “us”, “we”, our”) of 410,000 shares by our Selling Shareholders. The Offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 350 days.

AN INVESTMENT IN OUR SECURITIES IS SPECULATIVE. INVESTORS SHOULD BE ABLE TO AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 9 BEFORE INVESTING IN OUR COMMON STOCK.

Prior to this Offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.20 per share in relation to this Offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We may never be approved for trading on any exchange. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _______, 2015

TABLE OF CONTENTS

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

PROSPECTUS SUMMARY

This Prospectus and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section beginning on page 9 of this Prospectus and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section beginning on page 34 of this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on page 9, and the consolidated financial statements, before making an investment decision.

Corporate Background and Business Overview

Eco Energy Tech Asia, Ltd. (“Eco”, the “Company” “we” or “us”) is a development stage company. We were incorporated under the laws of the state of Nevada on January 20, 2015. We have developed a proprietary growing system that designs and builds custom biodomes ranging in size appropriate for global commercial agricultural concerns as well as small local producers; delivering yields per meter of approximately 7 times the production level of traditional greenhouse operations. Our fiscal year end is December 31.

On February 1, 2015, we entered into a Share Exchange Agreement to acquire 100% of the outstanding capital stock of Eco Energy Tech Asia, Ltd. (“EETA”), a Hong Kong corporation formed on December 27, 2012. Pursuant to the Share Exchange Agreement, we issued 20,000,000 shares of our common stock to the sole shareholder of EETA in exchange for 1,000,000 ordinary shares of EETA. The sole shareholder of EETA, Yuen May Cheung, is also our Chief Executive Officer, President and Director.  EETA is also the owner of 83.34% of the common stock of 7582919 Canada, Inc., a corporation originally formed pursuant to the laws of British Columbia, Canada on June 21, 2010, as Renergy Foods Canada, Inc. On March 6, 2012, Renergy Foods Canada, Inc. changed its name to NuAgri, Inc. On October 1, 2013, NuAgri, Inc. changed its name to 7582919 Canada, Inc.

Our business offices are currently located at Flat A, 15/F, Block 1, Site 7, Whampoa Garden, Hung Hom, Kowloon, Hong Kong. Our telephone number is (852) 91235575.

We have three (3) executive officers, Yuen May Cheung, our Chief Executive Officer and President, Victor J. Elias, our Chief Financial Officer, and Thomas Colclough, our Chief Operating Officer. Yuen May Cheung is our sole Director.

We are a development stage company that has generated no revenues and has had limited operations to date. For the six month period ending June 30, 2015 we have incurred accumulated net losses of $1,130,181. As of June 30, 2015, we had $759,630 in current assets and current liabilities of $3,812,882. Through June 30, 2015 we have issued an aggregate of 20,650,000 shares of our common stock since our inception. We issued 20,000,000 shares of our common stock pursuant to the Share Exchange Agreement on February 27, 2015, and we issued a total of 650,000 shares of our common stock to forty-one (41) separate foreign shareholders on April 24, 2015, pursuant to a private placement of our common stock exempt from registration under Regulation S of the Securities Act of 1933, for total proceeds of approximately $6,500. Except for the transaction pursuant to the Share Exchange Agreement described above, since our inception we have not made any significant purchase or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations.

Due to the uncertainty of our ability to meet our current operating and capital expenses, our independent auditors have included a going concern opinion in their report on our audited financial statements for the period June 30, 2015. The notes to our financial statements contain additional disclosure describing the circumstances leading to the issuance of a going concern opinion by our auditors.

Implications of Being an Emerging Growth Company

As a company with less than $1 billion in revenue in our last fiscal year, we are defined as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act.  We will retain “emerging growth company” status until the earliest of:

•	The last day of the fiscal year during which our annual revenues are equal to or exceed $1 billion;

•
The last day of the fiscal year following the fifth anniversary of our first sale of common stock pursuant to a registration statement filed under the Securities Act of 1933, as amended, which we refer to in this document as the Securities Act;

•	The date on which we have issued more than $1 billion in nonconvertible debt in a previous three-year period; or

•
The date on which we qualify as a large accelerated filer under Rule 12b-2 adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (i.e., an issuer with a public float of $700 million that has been filing reports with the U.S. Securities and Exchange Commission (“SEC”) under the Exchange Act for at least 12 months).

As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to SEC reporting companies.  For so long as we remain an emerging growth company we will not be required to:

•	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Wall Street Reform and Consumer Protection Act of 2002;

•
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to stockholder non-binding advisory votes;

•	submit for stockholder approval golden parachute payments not previously approved;

•	disclose certain executive compensation related items, as we will be subject to the scaled disclosure requirements of a smaller reporting company with respect to executive compensation disclosure; and

•
present more than two years of audited financial statements and two years of selected financial data in this registration statement and future filings, instead of the customary three years for audited financial statements and five years for selected financial data.

Pursuant to Section 107(b) of the JOBS Act, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of The JOBS Act.  This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result, our financial statements may not be comparable to companies that comply with public company effective dates.  Section 107 of the JOBS Act provides that our decision to opt into the extended transition period for complying with new or revised accounting standards is irrevocable.

Because the worldwide market value of our common stock held by non-affiliates, or public float, is below $75 million, we are also a “smaller reporting company” as defined under the Exchange Act.  Some of the foregoing reduced disclosure and other requirements are also available to us because we are a smaller reporting company and may continue to be available to us even after we are no longer an emerging growth company under the JOBS Act but remain a smaller reporting company under the Exchange Act.  As a smaller reporting company we are not required to:

•	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; and

•
present more than two years of audited financial statements in our registration statements and annual reports on Form 10-K and present any selected financial data in such registration statements and annual reports.

Summary of the Offering

Shares of common stock being offered by the Registrant:	410,000 shares (the “Maximum Offering”) of the Selling Shareholder’s common stock.

Offering price:	$0.20 per share of common stock.

Number of shares outstanding before the Offering:	As of September 15, 2015 we had 20,650,000 shares of our common stock issued and outstanding, and no issued and outstanding convertible securities.

Number of shares outstanding after the Offering	20,650,00 if all of the shares being offered are sold

Market for the common stock:
There is no public market for our common stock. After the effective date of the registration statement of which this prospectus is a part, we intend to seek a market maker to file an application on our behalf to have our common stock quoted on the Over-the-Counter Bulletin Board. We may never be approved for trading on any exchange. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that a trading market for our stock will develop be sustained if developed

Use of Proceeds:	No proceeds to the Company.

Risk Factors:	See the “Risk Factors” beginning on page 9 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Dividend Policy:	We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

Summary Financial Data

The following summary financial information for the period from January 20, 2015 (date of inception) through June 30, 2015, includes statement of expenses and balance sheet data from our audited financial statements. The information contained in this table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and the financial statements and accompanying notes included in this prospectus.

Our financial status creates substantial doubt whether we will continue as a going concern.

Statement of Operations

	Period from Inception (January 20, 2015) To June 30, 2015	Six Months ended June 30, 2015 (Unaudited)

Revenues	$0	0
Total expenses	$3,696,520	$1,130,181
Net loss	$3,696,520	$1,130,181

Balance Sheet Data

June 30, 2015 (Unaudited)

Total assets	$759,630
Total liabilities	$543,897
Total liabilities and stockholders’ equity (deficit)	$759,630

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and other information in this prospectus before deciding to invest in our Company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth could be seriously harmed. As a result, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Relating to Our Business

There is uncertainty regarding our ability to continue as a going concern, indicating the possibility that we may be required to curtail or discontinue our operations in the future. If we discontinue our operations, you may lose all of your investment.

We have incurred a net loss of $687,871, and an accumulated deficit of $2,622,289 as of June 30, 2015, and have completed only the preliminary stages of our business plan. We anticipate incurring additional losses before realizing any revenues and will depend on additional financing in order to meet our continuing obligations and ultimately, to attain profitability. We anticipate that our current cash assets will be extinguished by June 30, 2016. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. If we are unable to obtain additional financing from outside sources and eventually produce enough revenues, we may be forced to sell our assets, or curtail or discontinue our operations. If this happens, you could lose all or part of your investment.

We are in an early stage of development. If we are not able to develop out business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

We were incorporated on January 20, 2015. We have not earned any revenues to date. Our business prospects are difficult to predict because of our limited operating history, early stage of development, and unproven business strategy. Our primary business activities will be focused

We expect to suffer losses in the immediate future that may cause us to curtail or discontinue our operations.

We expect to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development of our business operations, generally. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will almost certainly fail.

We have limited sales and marketing experience, which increases the risk that our business will fail.

Our officers, who will be responsible for marketing have only nominal sales and marketing experience. There can be no assurance that our efforts will be successful. Further, if our initial efforts to create a market are not successful, there can be no assurance that we will be able to attract and retain qualified individuals with marketing and sales expertise to attract customer. Our future success will depend, among other factors, upon whether our products and services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to generate future operating revenues depends in part on whether we can obtain the financing necessary to implement our business plan. We will likely require additional financing through the issuance of debt and/or equity in order to establish profitable operations, and such financing may not be forthcoming. As widely reported, the global and domestic financial markets have been extremely volatile in recent months. If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing. Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

If our estimates related to future expenditures are erroneous or inaccurate, our business will fail and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of our future cost expenditures for legal and accounting services (including those we expect to incur as a publicly reporting company), for research and development, construction, marketing, and for administrative expenses., which management estimates to be approximately $3,338,300 over the next twelve(12) months. If such estimates are erroneous or inaccurate, or if we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and the loss of your entire investment.

Our auditor has raised substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

Our ability to become a profitable operating company is dependent upon our ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

We are a small company with limited resources relative to our competitors and we may not be able to compete effectively.

Our competitors have longer operating histories, greater resources and name recognition, and a larger base of customers than we have. As a result, these competitors will have greater credibility with our potential customers. They also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their services than we may be able to devote to our services. Therefore, we may not be able to compete effectively and our business may fail.

The loss of the services of any of our officers or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services.

The development of our business will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers, Yuen May Cheung, our Chief Executive Officer, President and sole Director, Victor J. Elias, our Chief Financial Officer, and Thomas Colclough, our Chief Operating Officer, who are developing our business, and on our ability to identify and retain competent consultants and employees with the skills required to execute our business objectives. The loss of the services of any of our officers or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services, which could adversely affect our financial results and impair our growth.

Our officers and directors have conflicts of interest in that they have other time commitments that will prevent them from devoting full-time to our operations, which may affect our operations.

Because our officers and directors, who are responsible for all our business activities, do not devote their full working time to operation and management of us, the implementation of our business plans may be impeded. Our officers and directors have other obligations and time commitments, which will slow our operations and may reduce our financial results and as a result, we may not be able to continue with our operations. Additionally, when they become unable to handle the daily operations on their own, we may not be able to hire additional qualified personnel to replace them in a timely manner. If this event should occur, we may not be able to reach profitability, which might result in the loss of some or all of your investment in our common stock.

Risks Relating to Our Common Stock

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop or be sustained after this Offering. After the effective date of the registration statement of which this prospectus is a part, we intend to identify a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the Over-the-Counter Bulletin Board. We must satisfy certain criteria in order for our application to be accepted. We may never be approved for trading on any exchange. We do not currently have a market maker willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board or a public market for our common stock may not materialize if it becomes quoted.

If our securities are not eligible for initial or continued quotation on the Over-the-Counter Bulletin Board or if a public trading market does not develop, purchasers of the common stock in this Offering may have difficulty selling or be unable to sell their securities should they desire to do so, rendering their shares effectively worthless and resulting in a complete loss of their investment.

If we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934, we will continue as a reporting company and will not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through September 30, 2015, assuming this registration statement is declared effective before that date. At or prior to September 30, 2015, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on June 30, 2015. If we do not file a registration statement on Form 8-A at or prior to September 30, 2015, we will continue as a reporting company and will not be subject to the proxy statement requirements of the 1934 Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

Because we will be subject to “penny stock” rules once our shares are quoted on the Over-the-Counter Bulletin Board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges). The penny stock rules require a broker-dealer to deliver to its customers a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market prior to carrying out a transaction in a penny stock not otherwise exempt from the rules,. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules. If a trading market does develop for our common stock, these regulations will likely be applicable, and investors in our common stock may find it difficult to sell their shares.

Financial Industry Regulatory Authority (FINRA) sales practice requirements may also limit your ability to buy and sell our stock, which could depress our share price.

FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares, depressing our share price.

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold pursuant to this Offering, you may not be able to resell the shares in a certain state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder’s ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.

Our Company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

Our common stock ownership is highly concentrated. Through ownership of shares of our common stock, one shareholder who is also an officer and director beneficially own approximately 96.85% of our total outstanding shares of common stock before this offering. As a result of the concentrated ownership of the stock, these stockholders, acting alone, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock.

If quoted, the price of our common stock may be volatile, which may substantially increase the risk that you may not be able to sell your shares at or above the price that you may pay for the shares.

Even if our shares are quoted for trading on the Over-the-Counter Bulletin Board following this Offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

• variations in quarterly operating results;

• our announcements of significant contracts and achievement of milestones;

• our relationships with other companies or capital commitments;

• additions or departures of key personnel;

• sales of common stock or termination of stock transfer restrictions;

• changes in financial estimates by securities analysts, if any; and

• fluctuations in stock market price and volume.

Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

The stock market has experienced extreme price and volume fluctuations and if we face a class action suit due to the volatility of the price of our common stock, regardless of the outcome, such litigation may have an adverse impact on our financial condition and business operations.

The market price of the securities offered herein, if any, may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management’s attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

Because we do not intend to pay any dividends on our common stock; holders of our common stock must rely on stock appreciation for any return on their investment.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

Any future additional issuances of our common stock may result in immediate dilution to existing shareholders.

We are authorized to issue up to 75,000,000 shares of common stock, of which 20,650,000 shares are issued and outstanding as of the date of this prospectus. Our Board of Directors has the authority, without the consent of any of our stockholders, to cause us to issue additional shares of common stock, and to determine the rights, preferences and privileges attached to such shares. The sale of our common stock pursuant to this prospectus, and any future additional issuances of our common stock will result in immediate dilution to our existing shareholders’ interests, which may have a dilutive impact on our existing shareholders, and could negatively affect the value of your shares.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ, are those that address the board of Directors independence, audit committee oversight, and the adoption of a code of ethics. While our Board of Directors has adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements and information relating to our business that are based on our beliefs, on assumptions made by us, or upon information currently available to us. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project” and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as “may,” “will,” “should,” “plans,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 9, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the Management’s Discussion and Analysis of Financial Condition and Results of Operation section beginning on page 34 and the section entitled “Description of Our Business” beginning on page 15, and as well as those discussed elsewhere in this prospectus. Other factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

USE OF PROCEEDS

The Company will receive no proceeds from this offering by the selling shareholders.

DILUTION

As this is a selling shareholders offering there is no dilution in the price of the stock as a result of this registration.

DETERMINATION OF THE OFFERING PRICE

There is no established public market for our shares of common stock. The offering price of $0.20 per share was determined by us arbitrarily. We believe that this price reflects the appropriate price that a potential investor would be willing to invest in our Company at this initial stage of our development. This price bears no relationship whatsoever to our business plan, the price paid for our shares by our founders, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

See “Plan of Distribution” for additional information.

DIVIDEND POLICY

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain any earnings to develop and market our services. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

MARKET FOR OUR COMMON STOCK

Market Information

There is no established public market for our common stock.

After the effective date of the registration statement of which this prospectus is a part, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker who is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a public market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

We have issued 20,650,000 shares of our common stock since our inception on January 20, 2015. There are no outstanding options, warrants, or other securities that are convertible into shares of common stock.

Holders

There were 42 holders of record of our common stock as of September 15, 2015.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

DESCRIPTION OF OUR BUSINESS

Overview

Company Summary

Eco Energy Tech Asia, Ltd. (“Eco”, the “Company” “we” or “us”) is a development stage company. We were incorporated under the laws of the state of Nevada on January 20, 2015. We have developed a proprietary growing system that designs and builds custom biodomes ranging in size appropriate for global commercial agricultural concerns as well as small local producers; delivering yields per meter of approximately 7 times the production level of traditional greenhouse operations. Our fiscal year end is December 31.

On February 27, 2015, we entered into a Share Exchange Agreement to acquire 100% of the outstanding capital stock of Eco Energy Tech Asia, Ltd. (“EETA”), a Hong Kong corporation formed on December 27, 2012. Pursuant to the Share Exchange Agreement, we issued 20,000,000 shares of our common stock to the sole shareholder of EETA in exchange for 1,000,000 ordinary shares of EETA. The sole shareholder of EETA, Yuen May Cheung, is also our Chief Executive Officer, President and sole Director.  EETA is also the owner of 83.34% of the common stock of 7582919 Canada, Inc., a corporation originally formed pursuant to the laws of British Columbia, Canada on June 21, 2010, as Renergy Foods Canada, Inc. On March 6, 2012, Renergy Foods Canada, Inc. changed its name to NuAgri, Inc. On October 1, 2013, NuAgri, Inc. changed its name to 7582919 Canada, Inc.

We have developed a proprietary growing system that designs and builds custom biodomes ranging in size appropriate for global commercial agricultural concerns as well as small local producers; delivering yields per meter of approximately 7 times the production level of traditional greenhouse operations. By avoiding a traditional, low-profit commoditized monoculture environment, we can increase profitability by selling a higher yielding and diversified range of high-profit niche produce.

Our proprietary biodomes are environmentally friendly and can be located anywhere, including in the most climatically inhospitable areas. The Company’s technologies provide the ability to grow high margin produce for tweleve (12) months of the year, with faster growing times and cost-effective energy management. As a result, clients will experience faster capital payback, enhanced profitability and compelling, consistent revenue growth.

Marketing Overview

We are in the process of building a sales organization to penetrate established markets with multiple product lines to sell Biodomes to property developers, and commercial growers; sell propagation services to commercial growers; sell produce to restaurants, hotels, supermarkets, and greengrocers as well as direct to consumers.

We will establish partnerships with local (supermarket) food retailers, which can locate directly below a Biodome’s production area. In such an arrangement, local retailers will make product purchase commitments with the dome operators.

Product Overview

• Turnkey Biodomes
We design and build climate-controlled Biodomes with Vertical Aeroponic Growing Cabinets that markedly increase yields and mitigates the risks associated with growing vegetables, herbs, microgreens, and fruits.

• Micropropagation Services
We provide commercial growers worldwide with the highest quality, certified disease free, high-yielding plantlets grown in a closed-controlled environment from both seeds and cuttings obtained by micropropagation.

• Karma Verdi Brand: Local. Everywhere.
We are developing a global network of small commercial growers interested in contract growing for the Karma Verdi Brand. This brand will differentiate itself by growing produce locally so it is fresh, and where possible, alive to increase shelf life for both retailers and consumers year-round.

Background

The following few key global issues shape our business model for the foreseeable future.

Increasing Populations

With no change to the 1.14%1 annual growth rate, the current world population of 6.79 billion people will double over the next 61 years to 13.6 billion. Realistically, and according to projections, the world population will continue to grow until at least 2050, with the population reaching 9 billion in 2040.2 Most of this growth will take place in developing nations.

Energy Inflation

For the developed world, conventional food production and distribution requires a tremendous amount of energy. Besides fueling farm machinery and transporting food, significant energy goes towards the production of artificial fertilizers and pesticides, and to the processing, packaging, and storing of food. Because commercial growers have evolved to depend upon the use of low-cost rural land, inefficient greenhouses, and low-cost fossil fuels to supply food to urban centers, they have not been designed to deal with the potential problems associated to energy inflation. Over time, and with an annual rate of 7.33%3 energy inflation, this inherent inefficiency in food production and distribution has resulted in increased food prices. Extrapolating the 7.33% rate of inflation, energy costs are likely to double in the next ten years.

__________________________
1 Wolfram Alpha data worldwide
2 International Data Base (IDB) — World Population, and World Population Clock — Worldometers.
3 Wolfram Alpha data for the United States

Global Warming / Climate Change

With global warming and climate change, predictions4 call for the frequency of warm spells or heat waves to increase over most land areas. Other likely changes include an increase in the number of areas that will be affected by drought, floods, and tropical storm activity, all of which will have a negative impact on agricultural activities and result in increased food prices.

Food Inflation

With increasing populations, energy costs, and climate change, the current annual rate of 1.84%5 per year is likely to increase significantly: In all likelihood, this rate of inflation will likely increase to match the higher rate of energy inflation.

Consumer Food Choice Trends

Four primary food choice trends exist in today’s market:
•	Health and wellness – an aging population increasingly focused on health awareness is creating a demand for chemical-free foods, functional foods, nutraceuticals, and treating food as medicine.

•
Convenience – with a faster pace of lifestyle, smaller households, a higher rate of women working, and time becoming a more valuable resource, there is a growing demand for smaller portions of prepared foods.

•
Value – with an increasingly educated and sophisticated consumer, there is a growing demand for premium private label products. With increasing income distribution and gaps, and declining food expenditure share, there is growing price consciousness of lower income consumers.

•
Pleasure - As populations in developing countries increase, new immigrants are replenishing the declining populations in developed countries. This trend is creating an increasing demand for ethnic and exotic foods. In addition, consumers are increasingly looking for more variety in the taste of their food. Due to the fact that they want to be indulgent and guilt-free, they are seeking more healthy foods

__________________________________________________________________________________________________________________
4 Intergovernmental Panel on Climate Change. "Summary for Policymakers". In Solomon 2007.
5 Wolfram Alpha data for the United States

Our Products

EcoEnergy provides sustainable horticultural solutions that will allow commercial growers to achieve higher yields, stable year-round production and significantly improve their operational performance. Productivity and cost-efficiency are enhanced through a marked reduction of inputs, energy consumption, waste and pollution. These solutions include the following proprietary products and services:

Turnkey Biodomes

We design and build climate-controlled Biodomes with Vertical Aeroponic Growing Cabinets that mitigate the risks associated with growing vegetables, herbs, microgreens, and fruits. Biodomes can be designed to incorporate retail areas and be situated at ground level, on rooftops in urban areas, or in virtually any geographic location. Revenues will be generated from the sale of Biodomes, vertical aeroponic growing cabinets, nutrient solutions, and support media.

Micropropagation Services

We are in the process of providing commercial growers worldwide with the highest quality, certified disease free, high-yielding plantlets grown in a closed-controlled environment from both seeds and cuttings obtained by micropropagation. EcoEnergy intends to incorporate a state-of-the-art plant biotechnology / micropropagation laboratory into a warehouse and its second demonstration Biodome; and by applying the latest in modern plant tissue culture methods. Revenues will be generated from the sale of plantlets.

Karma Verdi Brand: Local. Everywhere

We are developing a global network of small commercial growers interested in contract growing for the Karma Verdi Brand. This brand differentiates itself by growing produce locally so it is fresh, and where possible, alive to increase shelf life for both retailers and consumers year-round. The revenues of growers and retailers benefit from higher out-of-season prices. The Company is also developing the KarmaVerdi.com website to process orders for this international network of growers and to promote the Brand, consisting of a diversified range of fruits, herbs, microgreens, and vegetables. Social media assets, the website, and print-on-demand eBooks will be used to promote recipes, chefs, and restaurants that use Karma Verdi produce. Revenues will be generated from the sale of Karma Verdi – branded material as well as distribution and processing fees.

Technologies

EcoEnergy Biodome

One of our principal objectives is to provide food producers with the opportunity of growing high-quality food crops year-round – even in heavily populated urban environments. For this purpose, we have developed several design versions of an insulated, efficient hi-tech plant sheltering structures called “EcoEnergy Biodomes”. These custom Biodomes may be configured as single-level or as two-story structures, depending on the requirements of the end user and the necessary technical degree of sophistication. A two-story version can, for instance, incorporate a retail floor and a crop cultivation floor. Our initial demonstration Biodome consists of a growing level, a laboratory floor, and a test retail area.

There are a number of architectural and environmental features, which set EcoEnergy Biodomes apart from most conventional (monoculture-type, petrochemically-intensive) greenhouses. In the paragraphs below, we discuss a number of environmental and biological aspects as they relate specifically to the creation of ideal crop growing conditions in EcoEnergy Biodomes.

First, a discussion of some of the architectural benefits of the EcoEnergy Biodomes that pertain largely to the extensive use of a cladding material called ETFE (Ethylene tetrafluoroethylene). This product is a lightweight, high-strength, low-cost, transparent non-petroleum based plastic with a number of remarkable properties:

ETFE has a significantly longer lifespan of up to fifty (50) years than the frequently used poly sheets, which need to be replaced every three (3) to four (4) years. At the same time, among a wide range of common cladding materials used in greenhouses, ETFE film ranks highest in terms of plant growth enhancing light transmittance (both for direct and for diffuse light), allowing transmission of up to 95% all light frequencies. ETFE weighs only 1% as much as glass, making for considerable material savings from a structural perspective. The non-stick characteristics of ETFE make it low maintenance and virtually self-cleaning. With a wide service temperature range of between -200° to +150° C, ETFE is extremely resistant to tearing, weathering, solvents and chemicals. It is also extremely flexible and can stretch up to 200% before breaking. Furthermore, ETFE is low flammable and self-extinguishing. In contrast to many other plastics, specifically those used to cover non-glass greenhouses, ETFE is not a petrochemical derivative (i.e. no solvents or additives are used in the water-based manufacturing process) and can be fully recycled. When fashioned into so-called “pneumatic pillows” (which may consist of three layers of 100 micron sheets of ETFE welded together with specialized welding equipment), a significant solar gain can be achieved inside EcoEnergy Biodomes: ETFE in a triple-layered pillow configuration achieves a U-value of approximately 1.95 W/m2K, considerably better than triple glazing. Pneumatic ETFE pillows can be filled with air and kept inflated at pressures of 200 and 600 Pascal’s. Gauges and electronic switches are used to monitor and automatically activate low-power electrical fans connected to the pillows to maintain air pressure. Maintaining air pressure (rather than creating air flow) markedly lowers energy consumption. As well, the air pressure in the pillows pre-stresses them to withstand external loads, such as snow and wind. EcoEnergy will use ETFE pillows as cladding for its Biodomes with the pillows held in place by aluminum keder tracks and compression plates. Structural movement is absorbed within each panel.

A significant architectural feature of EcoEnergy Biodomes is that they are largely sealed and equipped with air-lock doors. These features limit the venting of carbon dioxide (which is added as a plant growth accelerant) and keep insects and pathogens out.

Plant Lighting

For optimal photosynthesis, plants require specific types and amounts of light. Inadequate lighting may stunt growth and compromise the taste of produce. EcoEnergy Biodomes are designed to use full spectrum diffused light in order to optimize plant yields.

When natural light is not sufficiently available, EcoEnergy Biodomes will supplement with artificial light. Amongst other technologies, sulphur plasma lights will be used. Researchers at Wageningen University in the Netherlands reported that sulphur plasma lights produced young cucumber plants that are 64% heavier than those grown under a SON-T-light, a light source traditionally used in the horticultural industry.

Sulphur plasma lamps provide a true, full spectrum light similar to that of sunlight. Sulphur plasma light is low in infrared energy; less than 1% of the spectrum is ultraviolet light. As much as 75% of the emitted radiation is in the visible spectrum, far more than with other types of lamps. Sulphur plasma lamps are between 25% and 100% more efficient than any other artificial source of high quality white light.

Together with a leading Dutch plant lighting scientist, we will be testing a range of lighting options including LED lights to gain first-hand experience in this crucial field.

Plant Biotechnology and Micropropagation Laboratory

Our demonstration Biodome will house a state-of-the-art plant biotechnology / micropropagation laboratory to be located on the lower floors of the structure. This well-equipped lab will serve numerous purposes, including the study of seed physiology and germination patterns, the assessment of crop growth performance (physiology, biochemistry), the quality and health control of foods grown (microbiology), the formulation and testing of dry blend and liquid solution fertilizers, and the optimization of aeroponics nutrient delivery mechanisms. Further, the laboratory will also serve to address, test, and resolve post-harvest and packaging issues, and finally to assess the potential of new crops, such as micro-greens. A significant section of the laboratory will be devoted to the micropropagation of plants. The result will be large quantities of disease-free crops of superior quality for ensuing cultivation in EcoEnergy Biodomes, as well as for sale to the wider market. The most promising crops currently under consideration for in vitro micropropagation include strawberry, raspberry, blackberry, potato, culinary herbs (e.g., oregano, thyme, French tarragon), spices (Wasabi, Horseradish), and medicinal plants (such as Goldenseal and Seabucktorn). Specific protocols for the micropropagation of such crops will be developed and refined. Plants with nutraceutical potential (e.g., the sugar replacement plant “Stevia”) will also be addressed.

A key design objective of the laboratory is that it allows micropropagation to be scaled up rapidly. We will be able to respond quickly and efficiently to an anticipated increase in market demand for its high quality propagated juvenile plants.

Growing Cabinets

We have developed a proprietary aeroponics growing cabinet in which crops of various sizes can be cultivated vertically in multiple layers. This growing arrangement increases plant density. Based on a variety of plant sizes, a EcoEnergy Biodome will hold between 200,000 and 600,000 plants, all in a footprint comprising less than a third of an acre (which is roughly equivalent to 1/10 ha). At a very basic level, we can differentiate two main types of roots: (1) Burrowing roots that serve to anchor the plant; and (2) Fine root hairs through which plants absorb most of the water and nutrients they require.

When growing in the soil, plant root systems need to seek out nutrients and water in what is typically a very hostile, competitive environment characterized by limited, local, and highly variable nutrient availability. In contrast, in a soilless environment, plants do not need to develop an extensive system of burrowing roots to access nutrients. EcoEnergy's growing cabinets optimize plant growth by providing ideal conditions – a dark, oxygenated environment where nutrients are delivered in a spray with the perfect droplet size consisting of less than 5 microns. In such an environment, plants can put all of their energies directly into the development of healthy fine root hairs, which optimize nutrient uptake and accelerated plant growth.

Furthermore, our growing cabinet design addresses a problem that has limited the commercial use of aeroponics nutrient systems: blocked nozzles. We intend to file a patent that bypasses the problem of blocked nozzles, paving the way for widespread commercial adoption of our solution.

Nutrient Solution

Conventional soil-based agriculture may use anywhere from 200 to 400 liters of water to produce a single kilogram of tomatoes. In a hydroponic horticulture in a typical greenhouse, the same quantity of tomatoes would require 70 liters of water. However, with our aeroponic system, less than 20 liters of water will be required to produce a kilogram of tomatoes.

We will market a naturally derived nutrient solution to grow healthy and tasty produce rich in nutrients. The basic nutrients required for plant growth are divided into two main categories:

•	Macronutrients: Nitrogen, calcium, potassium, magnesium, phosphorus, and sulphur; and;
•	Micronutrients: Iron, zinc, molybdenum, selenium, manganese, boron, copper, cobalt, and chlorine.

We have developed and market a nutrient solutions formulated specifically for each Biodome crop.

Biodome Control Systems

EcoEnergy Biodomes use sophisticated control technologies, which automatically monitor and adjust plant growth parameters twenty-four hours a day, seven days a week.

In alphabetical order, control systems include:

•	Artificial Light Control System: Measures available light conditions and automatically switches supplemental lighting on/off, when necessary;
•	Carbon Dioxide Control System: Monitors and automatically adjusts carbon dioxide levels for optimal plant growth when the Biodome is sealed;
•	Climate Control System: Monitors a variety of climate control parameters, automatically activating the appropriate HVAC equipment in order to heat, cool, or dehumidify the Biodome;
•	Energy Control System: Monitors both the availability and energy requirements in the Biodome;
•
ETFE Control System: Measures parameters such as interior and exterior temperatures, wind velocity, and snow loads and automatically inflate or deflate the Biodomes pneumatic ETFE pillows in order to maintain structural integrity and interior climate conditions.

•	Nutrient Control System: Monitors, activates and maintain the release of plant nutrients and oxygen;
•	Plant Productivity System: Monitors, manages, and forecasts crop growing / harvest parameters;
•	Video Monitoring System: Monitors and activates video cameras in and around the Biodome.

The Opportunity

We have identified a number of needs that if addressed cost-effectively, provide a significant opportunity to support a commercially viable business.

Growing Environment to Supply Local Markets

With transportation and food distribution costs expected to rise in the foreseeable future and with consumers increasingly interested in buying locally, there is an opportunity to supply growing environments such as the EcoEnergy Biodome to commercial growers within or close to urban markets. As costs associated to food distribution increase over time, more consumers will become interested in supporting local growers.

Growing Environment with a Smaller Footprint

With increasing populations and migration to urban areas, land costs in and around urban areas are expected to continue to rise over the coming decades. Because energy and food costs and demand are expected to rise in the foreseeable future, there is an opportunity to supply commercially viable growing environments that occupy a smaller footprint that is located in or around urban areas.

More Productive Year-Round Growing Environment

With climate change the increased risk of draughts, floods, and cold and hot temperatures will continue to impact the availability of food year-round. As a result, there is a significant opportunity to supply a growing system such as the EcoEnergy Biodome that can grow produce year-round, provide more crops per year, and enjoy the profits associated with out-of-season production. In addition, there is an opportunity to supply Biodomes to areas not traditionally used to grow fresh produce because of inhospitable climate.

Healthier Growing Environment

With climate change and the consequential adverse weather conditions expected to compromise food security, there is an opportunity to supply Biodomes that can be controlled to provide a healthier growing environment that limits exposure to pathogens, root rot, humidity, fungi, algae, and excessive cold or heat.

Improved Growing System

With the increased cost of land and need to generate profits, there is an opportunity to supply growing systems to commercial farmers that will achieve higher plant densities than currently available, allow the development of healthier roots, and that use less water and nutrient solution.

Healthier and Diversified Range of Niche Products

Because commercial growers are continuously seeking ways to maximize yields, and because healthy plants require healthy seedlings, there is an opportunity to supply commercial growers with seedlings that are warranted to be disease-free and pathogen-free. In addition, there is an opportunity to supply a diversified range of seedlings that are simply not commercially available.

Lower Cost Branding Solution for Local Suppliers

Smaller commercial growers cannot afford to brand their produce in the same way as larger commercial growers that have sophisticated websites that incorporate social media, professional packaging designs, and access to shelf space in supermarkets. As a result, there is an opportunity to allow smaller commercial growers to market their produce under a shared brand. This eventuality is accomplished by allowing smaller commercial growers to grow under contract for EcoEnergy Foods and to market produce directly under the Karma Verdi Brand

Target Markets

Today, an increasing number of (urban) food consumers want to know where their food is produced and are thus concerned about aspects such as the environmental impacts of food production, carbon footprints, and sustainability. Our turnkey urban agriculture system will appeal to a growing number of entities that wish to tap into this consumer market trend:

Commercial Growers

Commercial growers represent our largest target market; all of our products and services should appeal to segments of this large, diverse market.

Eco Business Opportunities	Potential Opportunities for Eco to Market:
Turn-Key Biodomes	Yes
Soilless Growing Systems & Supplies	Yes
Greenhouse Retrofits	Yes
Micropropagation Services	Yes
Production & Sale of Biodome-Grown Produce/Herbs/Specialty Crops	Yes
Karma Verdi Brand	Yes

Competition

Our competitive research shows that few players are developing integrative, interdisciplinary approaches that match challenging goals of plant science with hands-on, commercial growing methods specifically for the urban agriculture context.

A handful of direct competitors address indoor vertical farming methods (mostly hydroponics), growing produce on city rooftops, or bringing plant life to abandoned industrial buildings. While vertical soilless growing systems are being developed in various configurations, work is often limited to low-margin leafy greens rather than tackling more challenging and profitable crops.

Many of our competitors are well established, have longer-standing relationships with customers and suppliers, greater name recognition and greater financial, technical and marketing resources. As a result, these competitors may be able to respond more quickly and effectively than we can to new or changing opportunities or customer requirements.  Existing or future competitors may develop or offer products that provide price, service, number or other advantages over those we intend to offer.  If we fail to compete successfully against current or future competitors with respect to these or other factors, our business, financial condition, and results of operations may be materially and adversely affected.

Our Competitive Advantage

Biodomes versus Traditional Greenhouses

Most suppliers provide a single floor greenhouse design that has benefitted from small incremental design improvements over the last forty years. However, these design changes have not addressed fundamental design flaws that impact on the viability and profitability of commercial growing operations.

Greenhouses invariably use glass that requires shade cloths to diffuse light and minimize heat buildup in summer, and are extremely expensive to heat in winter. In some areas, greenhouse operations cannot operate in winter months because the cost of heating is too high. When heat levels rise, hot air along with carbon dioxide used to optimize plant growth is vented out of the greenhouse. Because they are not sealed, greenhouses are susceptible to pest and pathogen invasion. When using a positive pressure to minimize the presence of pathogens and pests, higher energy costs ensue.

In creating a microclimate around the plants, a few patented designs achieve the benefit of delivering optimum air quality to plants. However, because these systems use traditional greenhouse designs, pathogens and pests are not guaranteed to be kept out.

EcoEnergy Biodomes are sealed, grow areas do not require venting, are extremely well insulated, filtered and designed to diffuse light.

Growing Systems

Most traditional greenhouse operations grow plants on horizontal surfaces; train plants to grow upwards, and may suspend plants to form multiple layers. Because artificial lighting solutions are so costly, lights are placed high above the plants to maximize coverage. This characteristic compromises the taste of produce. Growing horizontally is not an efficient use of space.

An emerging and increasing number of companies are commercializing their vertical growing systems.

Our Aeroponic Growing System allows plants to grow on multiple layers, positions lights closer to the plants, creates an ideal micro climate for plants, and delivers light directly to leaves. In addition, the aeroponic nutrient delivery system oxygenates plant roots, delivers optimum droplet size for nutrient uptake, and only uses 20% of water and nutrients used by hydroponic systems.

Property and Facilities

Our Hong Kong business office is located at Flat A, 15/F, Block 1, Site 7, Whampoa Garden, Hung Hom, Kowloon, Hong Kong.  This office is provided to us by our Chief Executive Officer, President and Director, Yuen May Cheung, at no cost to our Company. Through our Canadian subsidiary, 7582919 Canada Inc., we own a parcel of land at 4174 184th Street, Surrey, British Columbia, Canada (the “Land”). The Land is approximately five (5) acres and is valued at $768,093. We currently have a mortgage on the parcel in the original principal amount of $860,055. We make monthly payments of $5,882. The current outstanding balance on the mortgage is $744,511 as of September 15, 2015. The term of the mortgage is twenty-five (25) years. We currently own a Biodome we have constructed on the Land and it is valued at $76,723.

Dependence on One or a Few Major Customers

We do not anticipate dependence on one or a few major customers for at least the next twelve (12) months or the foreseeable future.

Environmental Regulations

Environmental regulations have had no materially adverse effect on our operations to date, but no assurance can be given that environmental regulations will not, in the future, result in a curtailment of service or otherwise have a materially adverse effect on our business, financial condition or results of operation. Public interest in the protection of the environment has increased dramatically in recent years. The trend of more expansive and stricter environmental legislation and regulations could continue. To the extent that laws are enacted or other governmental action is taken that imposes environmental protection requirements that result in increased costs, our business and prospects could be adversely affected.

Patents, Trademarks and Licenses

We currently do not have any patents or trademarks; and we are not party to any license, franchise, concession, or royalty agreements or any labor contracts.

Legal Proceedings

As of the date of this prospectus, we know of no material pending legal proceedings to which we are a party or of which any of our property is the subject. There are no proceedings in which any of our directors, executive officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

Employees

In addition to our three (3) executive officers, we currently have five (5) part time employees.

MANAGEMENT

The name, age and position of each of our directors and executive officers are as follows:

Name	Age	Position

Yuen May Cheung Victor J. Elias	49 63	Chief Executive Officer, President and Director Chief Financial Officer

Yuen May Cheung, Age 49, Chief Executive Officer, President and Director

Ms. Cheung, is our founder and has served as our Chief Executive Officer, President and sole Director since our inception. Ms. Cheung was the co-founder of GuangNing ChangRong Bamboo & Wood Handicraft Products Co. Ltd, a factory and manufacturer, served as Director and owned by Ms. Cheung, since 2007, Ms. Cheung served as Director of Zhong Cui Investments Ltd., a marketing company, owned by Ms. Cheung since 2006. Ms. Cheung provides hands-on leadership, strategic direction and operations management with a focus on business development, exceptional quality management and fiscal accountability. Ms. Cheung attended Centennial College in Toronto, Canada from 1989-1991 where she received a Certificate of Accounting, and she also attended Chui Hai College in Hong Kong from 1984-1988 where she received a degree in Business Management. Ms. Cheung does not, and has not served as an officer or director of any other company required to file reports with the Securities and Exchange Commission.

Victor J. Elias, Age 63, Chief Financial Officer

Mr. Elias has served as our Chief Financial Officer since September 1, 2015. From 2011 to 2015, Mr. Elias served as General Counsel, to Pan Ocean International Business, Ltd. providing strategic advice relating to mergers & acquisitions, corporate reorganizations and financings; advising and supporting Pan Ocean management in merchant banking and advisory activities; responsible for onsite client support in North America and Europe; maintaining an office in Vancouver, Canada with regular visits to the Hong Kong office. From 1992 to 2011, Mr. Elias served as Co-founder, Director and General Counsel of Enigma Technologies, Inc., a provider of electronics manufacturing services with operations in Vancouver and Montreal, Canada with sales offices in Cheyenne, WY and contracted services in Shenzhen, China. In Vancouver, Enigma Interconnect Inc., employed 80+ employees in a +40,000 sq. ft. facility; Western Canada’s largest fabricator of electronic circuit boards. In Montreal, Enigma Interconnecte Inc. employed 100 employees in +50,000 sq. ft. facility, engaged in design and assembly of electronic circuit boards. From 2004 to 2015, Mr. Elias also served as Co-founder, Director and Chair of Applied RFID Solutions Inc., a Vancouver based developer of HF-RFID reader/writer modules and 13.56 MHz passive RFID enabled sensor tags. From 1977 to Present, Mr. Elias has been an attorney licensed to practice in British Columbia. Mr. Elias received his law degree from the University of Manitoba in 1976. He received a Bachelor of Arts degree from University of Manitoba in 1973.  He is a member in good standing of the Law Society of British Columbia, Canadian Bar Association and International Bar Association. Mr. Elias does not, and has not served as an officer or director of any other company required to file reports with the Securities and Exchange Commission.

Tom Colclough, Age 60, Chief Operating Officer

Mr. Colclough has served as our Chief Operating Officer since September 1, 2015. Since 1992, Mr. Colclough has held senior roles in strategic health and defense programs in the UK, Africa and the Middle East with ICL, IBM, Micro Strategy, BAE Systems, and IBA. The majority of roles have required practical steps to implement new and innovative technologies providing solutions to challenging problems. He holds a Bachelor of Science degree in Medical Engineering and Biological Sciences from the University of Keele. Mr. Colclough does not, and has not served as an officer or director of any other company required to file reports with the Securities and Exchange Commission.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of no less than 1, but not more than 9 directors. Each director serves until his successor is elected and qualified.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee “financial expert.” As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” Our determination of independence of directors is made using the definition of “independent director” contained in Rule 4200(a) (15) of the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”), even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that none of our directors currently meet the definition of “independent” as within the meaning of such rules as a result of their current positions as our executive officers.

Significant Employees

We have no significant employees other than the executive officers/directors described above.

Family Relationships

There are no familial relationships between our officers and directors.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Stockholder Communications with the Board

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

Section 16(a) Beneficial Ownership Reporting Compliance

16(a) of the Securities Exchange Act of 1934 requires the Company directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company intends to ensure to the best of our ability that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners are complied with in a timely fashion.

EXECUTIVE COMPENSATION

We have not paid since our inception, nor do we owe, any compensation to our executive officers or directors. There are no arrangements or employment agreements with our executive officer or directors pursuant to which they will be compensated now or in the future for any services provided as an executive officer, and we do not anticipate entering into any such arrangements or agreements with them in the foreseeable future.

Outstanding Equity Awards at 2014 Fiscal Year-End

We do not currently have a stock option plan or any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants of stock options or other equity incentive awards have been made to any executive officer or any director since our inception; accordingly, none were outstanding at December 31, 2014.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are currently no employments or other contracts or arrangements with our executive officers. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of such directors, officers or consultants from us. There are no arrangements for directors, officers, employees or consultants that would result from a change-in-control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of June 30, 2015, we have received advances from Yuen May Cheung, our Chief Executive Officer, President and sole Director in the aggregate amount of $3,779,804. These advances are unsecured, interest free and repayable on demand.

On February 27, 2015, we issued 20,000,000 shares of our common stock pursuant to the Share Exchange Agreement to Yuen May Cheung, our Chief Executive Officer, President and sole Director.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of September 15, 2015 for:

• each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
• each of our executive officers;
• each of our directors; and
• all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws, and the address for each person listed in the table is c/o Eco Energy Tech Asia, Ltd., Flat A, 15/F, Block 1, Site 7, Whampoa Garden, Hung Hom, Kowloon, Hong Kong.

The percentage ownership information shown in the table below is calculated based on 20,650,000 shares of our common stock issued and outstanding as of September 15, 2015. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Title of Class of Beneficial Ownership	Name of Beneficial Owner	Amount and Nature	Percentage of Class
Common Stock	Yuen May Cheung, Chief Executive Officer, President and Director	20,000,000 (D)	96.85%
All officers and directors as a group		20,000,000	96.85%

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

We do not have any issued and outstanding securities that are convertible into common stock. None of our stockholders are entitled to registration rights.

PLAN OF DISTRIBUTION

There Is No Current Market for Our Shares of Common Stock

There is currently no market for our shares of common stock. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange or quotation medium. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker who is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a public market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

The Over-the-Counter Bulletin Board is maintained by the Financial Industry Regulatory Authority, Inc. The securities traded on the Over-the-Counter Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the Over-the-Counter Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on brokers-dealers who make a market in a "penny stock." A penny stock generally includes equity securities (other than securities registered on some national securities exchanges) that have a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

By Selling Stockholders

We are registering shares of our common stock on behalf of the selling shareholders. The selling shareholders will offer and sell the shares of our common stock to which this prospectus relates for their own accounts. We will not receive any proceeds from the sale of those shares. We will pay all fees and expenses in connection with the registration of those shares. Fees and expenses of any attorneys or other advisors retained by the selling shareholders in connection with the registration will be paid by the selling shareholders.

The selling shareholders may sell some or all of their shares of our common stock registered hereby at a fixed price of $0.20 per share. Prior to those prices being quoted on the OTCBB, the selling shareholders may sell their shares of our common stock registered hereby in private transactions to other individuals. Although our common stock is not listed on a public exchange, we intend to apply for participation on the OTCBB concurrently with the filing of this registration statement. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling shareholders of their shares of our common stock registered hereby must be made at the fixed price of $0.20 until the prices of our common stock are quoted on the OTCBB.

When prices for our common stock are quoted on the OTCBB, the shares of our common stock registered hereby may be sold or distributed from time to time by the selling shareholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of those shares may be effected in one or more of the following methods:

• ordinary brokers transactions, which may include long or short sales;
• transactions involving cross or block trades on any securities or market where our common stock is trading;

• through direct sales to purchasers or sales effected through agents;
• through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or
• any combination of the foregoing;

In addition, the selling shareholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of those shares in the course of hedging the positions they assume with the selling stockholders. The selling shareholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of those shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling shareholders are broker-dealers or affiliates of broker dealers.

We will inform the selling shareholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of those shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act of 1933. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of those shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

Brokers, dealers, or agents participating in the distribution of those shares may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling shareholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements among the selling shareholders and any other shareholder, broker, dealer or agent relating to the sale or distribution of those shares.

Our affiliates and/or promoters, if any, who are offering their shares of our common stock for sale and any broker-dealers who act in connection with the sale of the shares of our common stock hereunder will be deemed to be “underwriters” of this offering within the meaning of the Securities Act of 1933, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

The selling shareholders and any purchasers of our common stock should be aware that any market that develops for our common stock will be subject to “penny stock” rules.

Insofar as indemnification for liabilities occurring pursuant to the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and, therefore, unenforceable.

If any of the selling shareholders enter into an agreement after the effectiveness of the registration statement of which this prospectus is a part to sell all or a portion of his or her shares of our common stock registered hereby to a broker-dealer as principal and that broker-dealer acts as underwriter, we will file a post-effective amendment to this registration statement identifying that broker-dealer, providing the required information regarding the plan of distribution, revising disclosures in that registration statement, as required, and filing a copy of that agreement as an exhibit to that registration statement.

SELLING STOCKHOLDERS

All of the shares of common stock issued are being offered by the selling stockholders listed in the table below. None of the selling stockholders are broker-dealers or affiliated with broker-dealers. We issued the shares of common stock pursuant to a private placement exempt from registration under Section 4(2) and Regulation S of the Securities Act of 1933.

The selling stockholders may offer and sell, from time to time, any or all of the common stock issued. Because the selling stockholders may offer all or only some portion of the 410,000 shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of September 15, 2015, and the number of shares of common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the selling stockholders.

Selling Shareholders	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock to be Offered for Sale	Shares of Common Stock Owned After the Offering	Percentage of Common Stock Owned Before the Offering	Percentage of Common Stock Owned After the Offering
Leung Lai Ying	10,000	10,000	0	*	0.00%
Wang Pi Nin	10,000	10,000	0	*	0.00%
Liu Hong Hua	10,000	10,000	0	*	0.00%
Liu HaiQiang	10,000	10,000	0	*	0.00%
Lo Wai Sze Candy	10,000	10,000	0	*	0.00%
Yue Yan Ki	10,000	10,000	0	*	0.00%
Ho Chiu Mui	10,000	10,000	0	*	0.00%
Lo Wai Ming	10,000	10,000	0	*	0.00%
Lo Wai Han Cindy	10,000	10,000	0	*	0.00%
Lui Kwan Man	10,000	10,000	0	*	0.00%
Lui Cheuk Ho	10,000	10,000	0	*	0.00%
Lui Cheuk Wah	10,000	10,000	0	*	0.00%
Chan Shuk Bing	10,000	10,000	0	*	0.00%
Lui Sau Yung	10,000	10,000	0	*	0.00%
Chow Yuet Kin	10,000	10,000	0	*	0.00%
Chan Pik Sing Ricky	10,000	10,000	0	*	0.00%
Li Kwok Wah	10,000	10,000	0	*	0.00%
Li Ho Cheung	10,000	10,000	0	*	0.00%
Chan Yung Chi	10,000	10,000	0	*	0.00%
Fung Yuet Chi	10,000	10,000	0	*	0.00%
Shuan Ching Fan	10,000	10,000	0	*	0.00%
Li Kwun Fung	10,000	10,000	0	*	0.00%
Chan Pik Lan	10,000	10,000	0	*	0.00%
Chan Sau Ling Zina	10,000	10,000	0	*	0.00%
Chan Ngan Tai	10,000	10,000	0	*	0.00%
Sheung Wing Yan	10,000	10,000	0	*	0.00%
Sheung Wai Lun	10,000	10,000	0	*	0.00%
Kee Wing Hong	10,000	10,000	0	*	0.00%
Kee Ka Chun	10,000	10,000	0	*	0.00%
Kong Sun Tai	10,000	10,000	0	*	0.00%
Man Ngai Fung	10,000	10,000	0	*	0.00%
Po Wai Man Michelle	10,000	10,000	0	*	0.00%
Yuen Wai Man	10,000	10,000	0	*	0.00%
Leung Yuk Ming	10,000	10,000	0	*	0.00%
Leung Yuk Ying	10,000	10,000	0	*	0.00%
Wong Wai Ling	10,000	10,000	0	*	0.00%
Wong Chi Ying	10,000	10,000	0	*	0.00%
Tsui Chi Wai	10,000	10,000	0	*	0.00%
Chan Philip	70,000	10,000	60,000	0.34%	0.33%
Cheung Yi Man	100,000	10,000	90,000	0.48%	0.44%
Cheung Hau Wai	100,000	10,000	90,000	0.48%	0.44%
Total	650,000	410,000	240,000	1.30%	1.21%

* Less than 0.1%

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share.

The holders of our common stock:

• Have equal rateable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

• Are entitled to share rateably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

• Do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

• Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The shares of common stock are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or pari passu , each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered stockholders are entitled to receive a notice of any general annual meeting to be convened by our Board of Directors.

At any general meeting, subject to the restrictions on joint registered owners of common shares, every stockholder who is present in person or by proxy and entitled to vote has one vote, and on a poll every stockholder has one vote for each share of common stock of which he is the registered owner and may exercise such vote either in person or by proxy. To the knowledge of our management, at the date hereof, our officers and directors are the only persons to exercise control, directly or indirectly, over more than 10% of our outstanding common shares. See “Security Ownership of Certain Beneficial Owners and Management.”

We refer you to our Articles of Incorporation and Bylaws, copies of which were filed with the registration statement of which this prospectus is a part, and to the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

As of September 15, 2015, there were 20,650,000 shares of our common stock issued and outstanding.

Preferred Stock

We are not authorized to issue any preferred stock.

Options, Warrants and Rights

There are no outstanding options, warrants, or similar rights to purchase any of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

Transfer Agent

The transfer agent and registrar for our common stock is V-Stock Transfer, 18 Lafayette Place Woodmere, NY 11598. The transfer agent is responsible for all record-keeping and administrative functions in connection with our issued and outstanding common stock.

SHARES ELIGIBLE FOR FUTURE SALE

There is no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

Upon completion of this Offering, based on our outstanding shares as of September 15, 2015, we will have outstanding an aggregate of 20,650,000 shares of common stock outstanding. Of these shares, upon effectiveness of the registration statement of which this prospectus forms a part, all shares covered hereby and sold under the Offering will be freely transferable without restriction or further registration under the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell the common stock held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is one of our affiliates, or has been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell his or her securities, provided that he or she sells an amount that does not exceed 1% of the number of shares of our common stock then outstanding (or 200,000 shares) immediately after this Offering (or, if our common stock is listed on a national securities exchange, the average weekly trading volume of the shares during the four calendar weeks preceding the sale), subject to the continued availability of current public information about us and compliance with certain manner of sale provisions.

Rule 144 is not available for resale of restricted securities of shell companies or former shell companies until one year elapses from the time that such company is no longer considered a shell company.

LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest. Our address for service of process in Nevada is 4650 Wedekind Road, #2, Sparks, Nevada 89431.

LEGAL REPRESENTATION

The O’Neal Law Office, c/o William D. O’Neal, Esq. will pass upon the validity of the common stock offered hereby.

EXPERTS

The financial statements included in this prospectus, and in the registration statement of which this prospectus is a part, have been audited by Dominic K.F. Chan & Co., an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Nevada law, contain provisions which allow us to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING ANDFINANCIAL DISCLOSURE

There have not been any changes in or disagreements with accountants on accounting, financial disclosure or any other matter.

WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, we are filing with the SEC a registration statement on Form S-1, of which this prospectus is a part, covering the securities being offered by the Registrant. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement. For further information regarding both our Company and our common stock, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10am and 3pm, and on the SEC Internet site at http:\\www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion of our financial condition and results of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements and information relating to our business that reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties, including the risks in the section entitled Risk Factors beginning on page 9, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

Plan of Operations

Company Summary

Eco Energy Tech Asia, Ltd. is a development stage company. We were incorporated under the laws of the state of Nevada on January 20, 2015. We have developed a proprietary growing system that designs and builds custom biodomes ranging in size appropriate for global commercial agricultural concerns as well as small local producers; delivering yields per meter of approximately seven (7) times the production level of traditional greenhouse operations. Our fiscal year end is December 31.

On February 1, 2015, we entered into a Share Exchange Agreement to acquire 100% of the outstanding capital stock of Eco Energy Tech Asia, Ltd. (“EETA”), a Hong Kong corporation formed on December 27, 2012. Pursuant to the Share Exchange Agreement, we issued 20,000,000 shares of our common stock to the sole shareholder of EETA in exchange for 1,000,000 ordinary shares of EETA. The sole shareholder of EETA, Yuen May Cheung, is also our Chief Executive Officer, President and sole Director.  EETA is also the owner of 82.65% of the common stock of 7582919 Canada, Inc., a corporation originally formed pursuant to the laws of British Columbia, Canada on June 21, 2010 as Renergy Foods Canada, Inc. On March 6, 2012, Renergy Foods Canada, Inc. changed its name to NuAgri, Inc. On October 1, 2013, NuAgri, Inc. changed its name to 7582919 Canada, Inc.

Our business offices are currently located at Flat A, 15/F, Block 1, Site 7, Whampoa Garden, Hung Hom, Kowloon, Hong Kong. Our telephone number is (852) 91235575.

We have three (3) executive officers, Yuen May Cheung, our Chief Executive Officer and President, Victor J. Elias, our Chief Financial Officer, and Thomas Colclough, our Chief Operating Officer. Yuen May Cheung is our sole Director.

We are a development stage company that has generated no revenues and has had limited operations to date. From January 20, 2015 (date of inception) to June 30, 2015 we have incurred accumulated net losses of $687,871. As of June 30, 2015, we had $759,630 in current assets and current liabilities of $3,812,882. Through June 30, 2015 we have issued an aggregate of 20,650,000 shares of our common stock since our inception. We issued 20,000,000 shares of our common stock pursuant to the Share Exchange Agreement on February 27, 2015, and we issued a total of 650,000 shares to 41 separate foreign shareholders on April 24, 2015, pursuant to a private placement of our common stock exempt from registration under Regulation S of the Securities Act of 1933, for total proceeds of approximately $6,500. Except for the transaction pursuant to the Share Exchange Agreement described above, since our inception we have not made any significant purchase or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations.

 Our Business

We have developed a proprietary growing system that designs and builds custom biodomes ranging in size appropriate for global commercial agricultural concerns as well as small local producers; delivering yields per meter of approximately seven (7) times the production level of traditional greenhouse operations. By avoiding a traditional, low-profit commoditized monoculture environment, Eco Energy can increase profitability by selling a higher yielding and diversified range of high-profit niche produce.

We have completed the first Biodomes on five acres land which located 4174 184th Street, Surrey, Canada, and we are in process of establishing manufacturing capabilities. EcoEnergy designs and builds climate-controlled Biodomes with Vertical Aeroponic Growing Cabinets that mitigate the risks associated with growing vegetables, herbs, microgreens, and fruits. Biodomes can be designed to incorporate retail areas and be situated at ground level, on rooftops in urban areas, or in virtually any geographic location. Revenues will be generated from the sale of Biodomes, vertical aeroponic growing cabinets, nutrient solutions, and support media.

Our goals over the next twelve (12) months are to:

•	Commercialization of the First Biodomes in Canada
•	Development and Commercialization of the BioDomes for the Asian Market
•	Contracting to build the First Biodomes in China Market
•	Development the Second Generation of the BioDomes
•	Increase sales, engineering, and support personnel

Expenditures

The following chart provides an overview of our budgeted expenditures by significant area of activity over the next twelve (12) months, assuming we are able to attract sufficient debt or equity financing. There can be no assurance that we will be able to attract financing and we may be required to scale back operations accordingly (See “Risk Factors”).

The following table outlines the planned use of working capital and does not take Inventory expenses into account. If we are able to attract sufficient debt or equity financing and are successful in securing manufacturing facilities for BioDomes and are able to secure orders, we will need to secure inventory financing. There can be no assurance that such financing will be available to us, and our inability to obtain such financing would materially impact our ability to execute our business plan as outlined in this Registration Statement (See “Risk Factors”).

	Months 1-3	Months 4 - 6	Months 7-9	Months 10-12	Total 12 months
Mortgage	$24,200	$24,200	$24,200	$24,200	$96,800
Payroll	$60,000	$80,000	$100,000	$120,000	$360,000
Loans	$9,000	$9,000	$9,000	$9,000	$36,000
Supplies	$10,000	$12,000	$12,000	$15,000	$49,000
Utilities	$3,000	$4,500	$6,000	$8,000	$21,500
Accounting	$4,500	$4,500	$4,500	$4,500	$18,000
Legal	$10,000	$6,000	$3,000	$3,000	$22,000
Auditing	$6,000	$6,000	$6,000	$6,000	$24,000
CFO	$22,500	$22,500	$22,500	$22,500	$90,000
VP Sales	$15,000	$15,000	$15,000	$15,000	$60,000
Consulting
Project Management	$16,500	$16,500	$16,500	$16,500	$66,000
Product Development	$30,000	$30,000	$15,000	$15,000	$90,000
Engineering
Mechanical	$60,000	$60,000	$30,000	$30,000	$180,000
Electrical	$20,000	$20,000	$20,000	$20,000	$80,000
Software	$30,000	$5,000	$5,000	$5,000	$45,000
Marketing
Advertising	$200,000	$250,000	$280,000	$300,000	$1,030,000
Promotion	$50,000	$100,000	$150,000	$200,000	$500,000
Investor Relations	$100,000	$120,000	$150,000	$200,000	$570,000
Total Expenditures	$670,700	$785,200	$868,700	$1,013,700	$3,338,300

Milestones

Months 1 through 3

During the first three (3) months we plan to:

o	Complete development on the next generation of Biodome
o	Define the testing procedures Nutrition Fluid
o	Complete Trademark registration in China and process the application of patent in China and Japan
o	Enter contract with factory for first Biodome development in china
o	Starting the new architecture drawing in the second level of expansion in Canada property
o	Produce the flame work of the Biodome
o	Hire financial, sales, engineering staff in Canada and China

BioDome II

We design and builds climate-controlled Biodomes with Vertical Aeroponic Growing Cabinetsthat mitigate the risks associated with growing vegetables, herbs, microgreens, and fruits. Biodome can be designed to incorporate retail areas and be situated at ground level, on rooftops in urban areas, or in virtually any geographic location. Revenues will be generated from the sale of Biodome, vertical aeroponic growing cabinets, nutrient solutions, and support media.  It is our intention to make the necessary modifications to the system, namely the development of a BioDome II, to make System can work faster and control better, but we will need to source components, make engineering refinements, and have molds for mass production made.

Testing of Nutrition Solution

EcoEnergy have developed a naturally derived nutrient solution to grow healthy and tasty produce rich in nutrients. The basic nutrients required for plant growth are divided into two main categories:

• Macronutrients: Nitrogen, calcium, potassium, magnesium, phosphorus, and sulphur; and;

• Micronutrients: Iron, zinc, molybdenum, selenium, manganese, boron, copper, cobalt, and chlorine.

EcoEnergy has engaged China Agricultural Labs to testing the Fluid and developing the system to produce the nutrition fluid.

Complete Trademark Registration in China

File for trademark protection in China to protect our business name, product names, domain names, logos and slogans.

Contract to build the first Biodome in Southern China

We are currently negotiating a contract with a company in Southern China for a 125,000 square foot industrial building that can producing 300 tons of vegetable per month. EcoEnergy has developed a proprietary, patent-pending aeroponics growing cabinet in which crops of various sizes can be cultivated vertically in multiple layers. This growing arrangement increases plant density. Based on a variety of plant sizes, a EcoEnergy Biodome will hold between 200,000 and 600,000 plants, all in a footprint comprising less than a third of an acre.

Development the Second Generation of the BioDomes

We presently are working with South China Agricultural University to develop the new BioDome II drawing for large size in the urban city on engineering, manufacturing, and tooling. During this period we intend on securing all work in process inventory, design documentation, prototypes and any and all intellectual property

Molds generally take 4-6 weeks to manufacture and that time increases with any changes that need to be made. Based on the fact that we already have Prototypes that have gone through several revisions, we expect to have minimal, if any, changes during the molding phase. As such we can reasonably expect that molds should be complete by month three (3).

 Financial/Sales/Engineering Staff

We plan on hiring two engineers and one VP sales during months one (1) through three (3). One engineer for hardware, one for software, and one for mechanical. If in the event we are unable to secure engineers with the required skills necessary we will continue to outsource such functions. We believe, however, that having in house engineers will significantly reduce the amount of time we spend going back and forth with outsourced service providers.

In addition, we expect that during months one (1) through three (3) that we will hire a VP of sales to handle product sales to distributors and retailers for the vegetable markets.

Months 4 through 6

During the following three (3) months, we expect to achieve the following:

o	Hiring the Architecture company for the new design for BioDome in China
o	Seek more suppliers for the materials for lighting and nutrition fluids
o	Hiring the first architecture drawing of expansion in Canada site
o	Engage the engineering company to design the Controlled Atmosphere ( no CO2) Storages
o	Developing second generation of Aeroponic Growing Systems
o	Begin advertising / promotion campaign

Hiring the Architecture Company for the new design for BioDome in China Project

Eco Energy will use ETFE pillows as cladding for its Biodomes with the pillows held in place by aluminum keder tracks and compression plates. Structural movement is absorbed within each panel. A significant architectural feature of Eco Energy Biodome is that they are largely sealed and equipped with air-lock doors. These features limit the venting of carbon dioxide (which is added as a plant growth accelerant) and keep insects and pathogens out.

Seek more suppliers for the materials for lighting and nutrition fluids

Conventional soil-based agriculture may use anywhere from 200 to 400 liters of water to produce a single kilogram of tomatoes. In a typical hydroponic horticulture greenhouse, the same quantity of tomatoes would require 70 liters of water. However, with our aeroponic system, less than 20 liters of water will be required to produce a kilogram of tomatoes.

Hiring the first architecture drawing of expansion in Canada site

The Canada greenhouse projects can be expanded to 200,000 sq. ft. and storage to 50,000 sq. ft. with controlled atmosphere storages system. We are hiring Karl Wein & Associates to prepare architectural drawings for new development purpose.

Engage the engineering company to design the Controlled Atmosphere Storages

The ideal oxygen level for storing pears must be between 1 and 3%; for some varieties of apples, however, it must be lower than 1%. Storage under such O2 conditions is referred to as Ultra Low Oxygen (ULO) storage. ULO storage takes place in gas-tight cells and is used for the long-term storage of apples, pears, blue berries and kiwis. We shall be engaging a European engineering company to develop storage system to protect the fast-growing products.

Developing second generation of Aeroponic Growing Systems

Conventional soil-based agriculture may use anywhere from 200 to 400 liters of water to produce a single kilogram of tomatoes. In a hydroponic horticulture in a typical greenhouse, the same quantity of tomatoes would require 70 liters of water. However, with our aeroponic system, less than 20 liters of water will be required to produce a kilogram of tomatoes .The Second Generation of Aeroponic growing systems will be saving more energy and water, better time controlling for anti-season products.

Months 7 through 9

During the following three (3) months, we expect to achieve the following:

o	Samples to distributors
o	Finish the design in china project and start to order the materials
o	Finish the second level of BioDome and Lighting system design
o	Begin Engineering on Controlled Atmosphere Storage
o	Starting the develop the computer system to control the lighting and temperature for the BioDome

Distributor Samples

If we are successful in previous months, it is anticipated that in months seven (7) through nine (9) we will have the first crop of products and send samples to distributors as well as certain supermarket chains and local market suppliers. During our discussions with distributors, such as Big Corporation, our understanding is that new products are evaluated and tested by a committee and then taken to retailers to gauge interest. Retailer interest determines initial order levels.

Finish the design for China project and start to order the materials

We are currently negotiating a contract with Tin Wan Clean Company in China to develop a 150,000 sq. ft. industrial area. If and when we successfully enter into this contract, we shall complete the architectural drawings and order the materials, most of which can be purchased in China.

Months 10 through 12

o	Start to install the equipment in the China BioDome
o	Design the package for the products for the Asia market
o	Seeking the products seeds sources for China markets
o	Testing the Controlled Atmosphere Storage
o	Begin advertising / promotion campaign

During the following three (3) months, we expect to achieve the following:

Start to install the equipment in the China BioDome

We will start to install control systems in the building as follows:

• Artificial Light Control System: Measures available light conditions and automatically switches supplemental lighting on/off, when necessary;

• Carbon Dioxide Control System: Monitors and automatically adjusts carbon dioxide levels foroptimal plant growth when the Biodome is sealed;

• Climate Control System: Monitors a variety of climate control parameters, automatically activating the appropriate HVAC equipment in order to heat, cool, or dehumidify the Biodome;

• Energy Control System: Monitors both the availability and energy requirements in the Biodome;

• ETFE Control System: Measures parameters such as interior and exterior temperatures, wind velocity, and snow loads and automatically inflate or deflate the Biodome pneumatic ETFE pillows in order to maintain structural integrity and interior climate conditions.

• Nutrient Control System: Monitors, activates and maintain the release of plant nutrients and oxygen;

• Plant Productivity System: Monitors, manages, and forecasts crop growing / harvest parameters;

• Video Monitoring System: Monitors and activates video cameras in and around the Biodome.

Water Test System:  Monitors the testing of water in pH

Design the package for the products for the Asia market

We believe the fruity packaging designs are offering consumers some eye-catching ways to feel more health-conscious about the products they are using. Today, people are often concerned about the dietary ingredients and health effects of certain foods and beverages they consume. That is why marketing a product to consumers that visually seems healthier or nutritious is an inventive way to stand out from competitors.

Seeking the products seeds sources for China markets

Today, the proprietary seed market accounts for a staggering share of the world's commercial seed supply. We will seek the best seed sources to serve the China market.

Testing the Controlled Atmosphere Storage

•
Controlled Atmosphere Storage is a system for holding respiratory produce in an atmosphere that differs   from normal air in respect of CO2 and O2 levels. Practical advantages of storage under Controlled Atmosphere:

▪	Considerable decrease in fruit respiration rate.
▪	A reduction in the effect of ethylene on metabolism.
▪	An extension in storage life and excellent firmness of flesh.

Begin advertising / promotion campaign

Biodomes allow the year-round production of fresh, local vegetables in an urban setting; they thus make a significant contribution to narrowing the environmentally detrimental gap between production and consumption. However, during the initial business development phase where we establish the proof of concept for our growing technologies (using the prototype Biodome), we will market such produce to local consumers using principally direct retail methods (see below for details), or – where more appropriate – via wholesale channels. This activity requires the development of a robust and easily recognizable brand.

We do not currently have any arrangements for financing and we can provide no assurance to investors we will be able to find such financing. There can be no assurance that additional financing will be available to us, or on terms that are acceptable. Consequently, we may not be able to proceed with our intended business plans or complete the development and commercialization of our product.

Liquidity and Results of Operations

Comparison of Six Months Results – For the Six Months Ended June 30, 2015 and June 30, 2014; and the Years Ended December 31, 2013 and December 31, 2014

Revenues and Gross Profit

Revenues and Gross Profit for the six months ended June 30, 2015 and June 30, 2014 are zero, and for the year ended December 31, 2014, 2013 are zero. The Company is a development stage company and has incurred significant costs in research and development activities. See discussion below for further information. At June 30, 2015, the Company had incurred an accumulated deficit of $2,622,289 since inception.

Costs and Expenses

Total operating cost and expenses increased to $1,094,043 for the six months ended June 30, 2015, as compared to $951,138 for the six months ended June 30, 2014. And total operating cost and expenses increased to $2,469,988 for the year ended December 31, 2014, as compared to $43,274 for the year ended December 31, 2013 These increases were primarily due to increasing costs associated with General Administrative Expenses..

Other Income and Expenses

Interest expense was $36,138 in the six months ended June 30, 2015 as compared to $0 for the six months ended June 30, 2014. And $53,077 in years ended December 31, 2014 as compared to $0 for the year ended December 31, 2013.

Income Taxes

The Company had no income tax expenses or income tax benefit for each of the six months ended June 30, 2015, and June 30, 2014, and for the years ended December 31, 2014 and December 31, 2013, due to incurrence of net operating loss in each of these periods. There are no income tax refund opportunities currently available.

Effect of Inflation

Inflation has not had a significant impact on the Company’s operations or cash flows.

Liquidity and Capital Resources

Long-Term Debt / Note Payable and Other Commitments

The Company had owned a Land and Buildings and had mortgage commitments for capital expenditures. In addition, the Company is liable for monthly payments of $5,882 on mortgage finance. As at June 30, 2015, the principal owed is $746,936.

Cash Flow Information

The Company had working capital deficit of approximately $(3,775,115) and a current ratio of 0.01 at June 30, 2015, The Company had working capital deficit of $(2,801,956) and a current ratio of 0.007 at December 31, 2014. The increase in working capital and the current ratio at June 30, 2015, as compared to December 31, 2014, was primarily due to the use of working capital for operations as well as marketing expenses. The Company believes it has insufficient cash resources to meet its liquidity requirements for the next twelve (12) months.

During the six months ended June 30, 2015, the Company had cash and cash equivalents of approximately $37,731 as compared to cash and cash equivalents of $18,286 at June 30, 2014. This represents a slight increase in cash of $19,445.

Cash provided by Operating Activities

The Company provided approximately $40,340 of cash for operating activities in the six months ended June 30, 2015, as compared to provide $128,981 of cash for operating activities in the six months ended June, 2014. This resulted in a decrease in cash provided by operating activities of $88,641. The company provides approximately $131,287 of cash for operating activities in the years ended December 31, 2014 as compared to provide $1,317 of cash for operating activities in the years ended December 31, 2014. This resulted in an increase in cash provided by operating activities of $129,970.

Cash Provided by Financing Activities

Financing activities in the six months ended June 30, 2015, used $(21,167) of cash as compared to use $(33,829) of cash in the six months ended June 30, 2014. The Company did not incur any debt issuance costs in 2015. Financing activities in the years ended December 31, 2014, used $(33,780) of cash as compared to $Nil of cash used in the years ended December 31, 2013. The Company did not incur any debt issuance costs in 2014.

The Company’s principal sources and uses of funds are investments from accredited investors. The Company would need to raise additional capital in order to meet its business plan. Management intends to secure additional funds using borrowing or the further sale of securities to accredited investors in the future. There is no assurance that we may secure funding, or whether it can do so on terms acceptable to us, or at all, and its liquidity would be severely compromised.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates, amongst other things, the realization of assets and satisfaction of liabilities in the course of business.

We anticipate that our future liquidity requirements will arise from the need to fund our growth, pay our current obligations and future capital expenditures. The primary sources of funding for such requirements are expected to be cash generated from operations and raising additional funds from private sources and/or debt financing.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements expressing concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Critical Accounting Policies

The preparation of our financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses and related disclosures about contingent assets and liabilities. We base these estimates and assumptions on historical experience and on various other information and assumptions that are believed to be reasonable under the circumstance. Estimates and assumptions about future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as additional information is obtained, as more experience is acquired, as our operating environment changes and as new events occur. Our critical accounting policies are listed in the notes to our audited financial statements included in of this registration Statement.

FINANCIAL STATEMENTS

ECO ENERGY TECH ASIA, LTD AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2014 and 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of
Eco Energy Tech Asia, Ltd

We have audited the accompanying consolidated balance sheets of Eco Energy Tech Asia, Ltd and subsidiaries (the “Company”), as of December 31, 2014 and 2013and the related consolidated statements of operations, shareholders’ equity and other comprehensive income, and cash flows, for the years ended December 31, 2014 and 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2014 and 2013and the results of its operations and their cash flows for the years ended December 31, 2014 and 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has minimal operations. Its ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, generate income, and ultimately, achieve profitable operations. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Dominic K.F. Chan & Co

Certified Public Accountants

Hong Kong, September 18, 2015

ECO ENERGY TECH ASIA LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Stated in US Dollars)

	December 31,
	2014	2013
ASSETS
Cash in bank	$19,211	$1,317
Amount due from a director	-	85,978
Deposit and prepayment	38	-
Total Current Assets	19,249	87,295
Property and equipment, net	783,984	-
Total Assets	$803,233	$87,295

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Accrued expenses	$22,203	$1,625
Amount due to a director	2,768,207	-
Mortgage loans - current portion	30,795	-
Total Current Liabilities	2,821,205	1,625

Mortgage loans - non-current portion	785,302	-
Total Liabilities	3,606,507	1,625

SHAREHOLDERS' (DEFICIT) EQUITY
Common stock ($0.001 par value; authorized 75,000,000 shares, 20,000,000 shares issued and outstanding at December 31, 2014 and 2013, respectively)	20,000	20,000
Additional paid-in capital	109,009	109,009
Accumulated deficits	(1,934,418)	(43,274)
Accumulated other comprehensive loss	(276,245)	(65)
Total Eco Energy Tech Asia, Ltd.’s equity	(2,081,654)	85,670
Non-controlling interests	(721,620)	-
Total Stockholders' (Deficit) Equity	(2,803,274)	85,670
Total Liabilities and Stockholders' Equity	$803,233	$87,295

See notes to consolidated financial statements

ECO ENERGY TECH ASIA LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

(Stated in US Dollars)

	For the Years Ended December 31,
	2014	2013

REVENUE	$-	$-
COST OF REVENUES	-	-
GROSS PROFITS	-	-

OPERATING EXPENSES
General and administrative	2,469,988	43,274
LOSS FROM OPERATIONS	(2,469,988)	(43,274)
OTHER EXPENSES
Interest expenses	53,077	-

LOSS BEFORE INCOME TAX	(2,523,065)	(43,274)
Income tax expense	-	-
NET LOSS	(2,523,065)	(43,274)
Net loss attributable to non-controlling interests	631,921	-
NET LOSS ATTRIBUTABLE TO STOCKHOLDERS	(1,891,144)	(43,274)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	(276,180)	(65)
COMPREHENSIVE LOSS	$(2,167,324)	$(43,339)

NET LOSS PER COMMON STOCK:
Basic	$(0.095)	$(0.002)
Diluted	$(0.095)	$(0.002)

WEIGHTED AVERAGE COMMON STOCK OUTSTANDING:
Basic	20,000,000	20,000,000
Diluted	20,000,000	20,000,000

See notes to consolidated financial statements

ECO ENERGY TECH ASIA LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

For the Years Ended December 31, 2014 and 2013

(Stated in US Dollars)

	Common stock				Accumulated
	Number of shares	Amount	Additional paid-in capital	Accumulated deficit	other comprehensive income	Non-controlling interests	Total

Balance as of January 1, 2013	20,000,000	$20,000	$109,009	$-	$-	$-	$129,009
Net loss for the year	-	-	-	(43,274)	-	-	(43,274)
Foreign currency translation adjustment	-	-	-	-	(65)	-	(65)
Balance as of December 31, 2013	20,000,000	20,000	109,009	(43,274)	(65)	-	85,670
Net loss for the year	-	-	-	(1,891,144)	-	(631,921)	(2,523,065)
Foreign currency translation adjustment	-	-	-	-	(276,180)	(89,699)	(365,879)
Balance as of December 31, 2014	20,000,000	$20,000	$109,009	$(1,934,418)	$(276,245)	$(721,620)	$(2,803,274)

See notes to consolidated financial statements

ECO ENERGY TECH ASIA LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2014 and 2013

(Stated in US Dollars)

	2014	2013
Cash Flows from Operating Activities
Net loss	$(2,523,065)	$(43,274)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	35,783	-
Impairment of goodwill	882,785
Changes in operating assets and liabilities:
Amount due from (to) a director	1,688,024	43,482
Accrued expenses and other payables	47,760	1,109
Net Cash Provided By Operating Activities	$131,287	$1,317

Cash Flows from Investing Activities
Acquisition of subsidiary, net of cash and cash equivalents	(78,623)
Net Cash Used in Investing Activities	$(78,623)	$-

Cash Flows from Financing Activities
Repayment of mortgage loans	$(33,780)	$-
Net Cash Used in Financing Activities	$(33,780)	$-

Effect of Exchange Rate Changes on Cash and Cash Equivalents	$(990)	$-
Net increase In Cash and Cash Equivalents	17,894	1,317
Cash and Cash Equivalents at Beginning of Year	1,317	-
Cash and Cash Equivalents at End of Year	$19,211	$1,317

Supplemental Disclosure of Cash Flow Information:
Cash paid for:
Interest	$53,077	$-
Income taxes	$-	$-

See notes to consolidated financial statements

ECO ENERGY TECH ASIA, LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013
(Stated in US Dollars)

NOTE 1 - ORGANIZATION AND PRINCIPAL ACTIVITIES

Eco Energy Tech Asia, Ltd (individually “ECO” and collectively with its subsidiaries, the “Company”) was incorporated under the laws of the State of Nevada on January 20, 2015.

On February 27, 2015, ECO entered into a Share Exchange Agreement with Eco Energy Tech Asia Limited (“EETA”) to issue 20,000,000 shares of its common stock to the shareholder of EETA in exchange for 100% of the EETA shares owned by the shareholder. Upon the consummation of the share exchange agreement, ECO became the holding company of EETA and EETA became a wholly-owned subsidiary of ECO.

EETA was incorporated under the laws of Hong Kong on December 27, 2012. The wholly-owned subsidiary of EETA, 3986489 Canada Inc. (“3CI”) was incorporated in Surrey, British Columbia of Canada on December 17, 2001, which acquires 60% equity interests of 7582919 Canada Inc. (“7CI”) on June 21, 2014.  EETA and 3CI are engaged in investment holding.

7CI was incorporated in Surrey, British Columbia of Canada on June 21, 2010.  The initial name was Renergy Foods Canada Inc. On March 6, 2012, Renergy Foods Canada Inc. changed its name to NuAgri, Inc. On October 1, 2013, NuAgri, Inc. changed its name to 7582919 Canada Inc. 7CI is engaged in developing a proprietary growing system that designs and builds custom biodomes ranging in size appropriate for global commercial agricultural concerns as well as small local producers.

On June 30, 2015, 3CI further acquired the equity interests of 7CI from 60.00% to 83.34%.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company maintains its general ledger and journals with the accrual method accounting for financial reporting purposes. The consolidated financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of consolidated financial statements. These financial statements include all adjustments that, in the opinion of management, are necessary in order to make them not misleading.

Principles of consolidation

The consolidated financial statements give effect to the Share Exchange Transaction as if occurred at the beginning of the periods presented and include the accounts of the Company and its wholly-owned subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates. Significant estimates include the useful life of property and equipment, and assumptions used in assessing impairment of long-term assets.

ECO ENERGY TECH ASIA, LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013
(Stated in US Dollars)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair value of financial instruments

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

•	Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

•
Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other then quoted prices that are observable, and inputs derived from or corroborated by observable market data.

•
Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, due from related parties, other assets, accrued expenses, other payables, and due to related parties approximate their fair market value based on the short-term maturity of these instruments. The Company did not have any non-financial assets or liabilities that are measured at fair value on a recurring basis as of December 31, 2014 and 2013.

ASC 825-10 “Financial Instruments”,allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Cash

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.

ECO ENERGY TECH ASIA, LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013
(Stated in US Dollars)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and equipment

Property and equipment are carried at cost and are depreciated on a straight-line basis (after taking into account their respective estimated residual value) over the estimated useful lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

The estimated useful lives are as follows:

Land and Buildings	35 years
Biodomes	10 years
Machinery and equipment	5 years

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not record any impairment charges for the years ended December 31, 2014 and 2013.

Revenue recognition

The Company generates its revenue from sales of biodomes, sales of propagation services, and sales of produces. Pursuant to the guidance of ASC Topic 605 and ASC Topic 360, the Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured, and no significant obligations remain.

Advertising

Advertising is expensed as incurred and is included in selling expenses on the accompanying consolidated statements of loss and comprehensive loss. Advertising expenses amounted to $206,279 and $2,325 for the years ended December 31, 2014 and 2013, respectively.

ECO ENERGY TECH ASIA, LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013
(Stated in US Dollars)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Employee benefits

The Company’s operations and employees are located in Hong Kong and Canada. The Company makes mandatory contributions to the local government’s health, retirement benefit and unemployment funds in accordance with the relevant domestic social security laws. The costs of these payments are charged to income in the same period as the related salary costs and are not material.

Income taxes

The Company is governed by the Income Tax Law of Hong Kong and Canada. The Company accounts for income tax using the liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company applied the provisions of ASC 740-10-50, “Accounting for Uncertainty in Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of December 31, 2014 and 2013, the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

The Company is subject to harmonized sales tax (“HST”). The applicable HST rate is 12% for agricultural products sold in the Canada. The amount of HST liability is determined by applying the applicable tax rate to the amount of goods sold (output HST) less HST accrued on purchases made with the relevant supporting invoices (input HST).

ECO ENERGY TECH ASIA, LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013
(Stated in US Dollars)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign currency translation
The accompanying consolidated financial statements are presented in U.S. dollars (“USD”). The reporting currency of the Company is the USD. The functional currency of EETA is Hong Kong dollars (“HKD”), the functional currency of CI located in Canada is the Canadian dollars (“CAD”). For the subsidiaries whose functional currencies are the HKD or CAD, results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income.

All of the Company’s revenue transactions are transacted in the functional currency. The Company does not enter any material transaction in foreign currencies and, accordingly, transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of the Company.

The exchange rates used to translate amounts in CAD into USD for the purposes of preparing the consolidated financial statements were as follows:

	December 31	December 31
	2014	2013
Exchange rate on balance sheet dates
USD : CAD exchange rate	1.1629	1.0697

Average exchange rate for the period
USD : CAD exchange rate	1.1045	1.0302

The exchange rates used to translate amounts in HKD into USD for the purposes of preparing the consolidated financial statements were as follows:

	December 31	December 31
	2014	2013
Exchange rate on balance sheet dates
USD : HKD exchange rate	7.7577	7.7547

Average exchange rate for the period
USD : HKD exchange rate	7.7546	7.7567

ECO ENERGY TECH ASIA, LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013
(Stated in US Dollars)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings per share

ASC 260 “Earnings per Share,” requires dual presentation of basic and diluted earnings per share (“EPS”) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Basic net income per share is computed by dividing net income available to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted income per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period.

Accumulated other comprehensive loss

Comprehensive loss is comprised of net loss and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. For the Company, comprehensive loss for the years ended December 31, 2014 and 2013 included net loss and unrealized loss from foreign currency translation adjustments.

Related party transactions

A related party is generally defined as (i) any person that holds 10% or more of the Company’s securities including such person’s immediate families, (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

Recent accounting pronouncements

The Company has considered all new accounting pronouncements and has concluded that there are no new pronouncements that may have a material impact on results of operations, financial condition, or cash flows, based on current information.

ECO ENERGY TECH ASIA, LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013
(Stated in US Dollars)

NOTE 3 - GOING CONCERN

As shown in the accompanying consolidated financial statements, the Company has generated a net loss of $1,891,144 and an accumulated deficit of $1,934,418 as of December 31, 2014. The Company also experienced insufficient cash flows from operations and will be required continuous financial support from the shareholder. The Company will need to raise capital to fund its operations until it is able to generate sufficient revenue to support the future development. Moreover, the Company may be continuously raising capital through the sale of debt and equity securities.

The Company’s ability to achieve these objectives cannot be determined at this stage. If the Company is unsuccessful in its endeavors, it may be forced to cease operations. These consolidated financial statements do not include any adjustments that might result from this uncertainty which may include adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

These factors have raised substantial doubt about the Company’s ability to continue as a going concern. There can be no assurances that the Company will be able to obtain adequate financing or achieve profitability. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31, 2014 and 2013:

	December 31,
	2014	2013

Land and buildings	$816,111	$-
Biodomes	81,520	-
Machinery and equipment	12,584	-
	$910,215	$-
Less: accumulated depreciation	(126,231)	-
Property and equipment, net	$783,984	$-

For the years ended December 31, 2014 and 2013, depreciation expenses amounted to $35,783 and nil, respectively.

ECO ENERGY TECH ASIA, LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013
(Stated in US Dollars)

NOTE 5 - ACCRUED EXPENSES

At December 31, 2014 and 2013, accrued expenses consisted of the following:

	December 31,
	2014	2013

Accrued property tax	$6,219	$-
Accrued professional fees	2,913	1,625
Other accrued expenses	13,071	-
Total	$22,203	$1,625

NOTE 6 - TAXES

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the periods presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses and other temporary differences, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. For the years ended December 31, 2014 and 2013, the Company incurred losses, resulting from operating activities, which result in deferred tax assets at the effective statutory rates. The deferred tax asset has been off-set by an equal valuation allowance.

The Company was incorporated in the State of Nevada. The Company did not generate taxable income in the US for the years ended December 31, 2014 and 2013.

EETA was incorporated under the laws of Hong Kong. EETA did not generate taxable income in the Hong Kong for the years ended December 31, 2014 and 2013.

3CI and 7CI were incorporated in Surrey, British Columbia of Canada.  3CI and 7CI did not generate taxable income in the Canada for the years ended December 31, 2014 and 2013.

ECO ENERGY TECH ASIA, LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013
(Stated in US Dollars)

NOTE 7 - EARNINGS PER SHARE

The following table presents a reconciliation of basic and diluted net loss per share:

	Years Ended December 31,
	2014	2013

Net loss available to common stockholders for basic and diluted net loss per share of common stock	$(1,891,144)	$(43,274)
Weighted average common stock outstanding – basic	20,000,000	20,000,000
Effect of dilutive securities	-	-
Weighted average common stock outstanding – diluted	20,000,000	20,000,000

Net loss per common stock – basic	$(0.095)	$(0.002)
Net loss per common stock – diluted	$(0.095)	$(0.002)

NOTE 8 - RELATED PARTY TRANSACTIONS

The Company also received advances from its director. These advances are unsecured, interest free and repayable on demand.  Details of the amount due (to) from the director at December 31, 2014 and 2013 are as follows:

	December 31,
	2014	2013
Name
Yuen May Cheung	$(2,768,207)	$85,978

ECO ENERGY TECH ASIA, LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013
(Stated in US Dollars)

NOTE 9 - MORTGAGE LOANS

The mortgage loans at December 31, 2014 and 2013 is as follows:

		December 31,
	Interest rate	2014	2013

Farm Credit Canada	4.5% p.a.	$414,816	$-
Farm Credit Canada	4.5% p.a.	133,336	-
iFunds Mortgage	13.5% p.a.	267,945	-
Total		$816,097	$-
Mortgage loan payable-current portion		(30,795)	-
Mortgage loan payable-non-current portion		$785,302	$-

The mortgage loans are secured by the land and buildings owned by the Company.

Interest expenses incurred on the mortgage loans were $53,077 and nil for the years ended December 31, 2014 and 2013 respectively.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

As of December 31, 2014, the Company did not have commitments and contingency liability.

NOTE 11 - SUBSEQUENT EVENTS

There were no events or transactions other than those disclosed in this report, if any, that would require recognition or disclosure in our consolidated financial statements for the year ended December 31, 2014.

ECO ENERGY TECH ASIA, LTD AND SUBSIDIARIES

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2015 and 2014

CONTENTS

Condensed Consolidated Financial Statements

Condensed Consolidated Balance Sheets	F-18

Condensed Consolidated Statements of Loss and Comprehensive Loss	F-19

Condensed Consolidated Statements of Stockholders’ Equity	F-20

Condensed Consolidated Statements of Cash Flows	F-21

Notes to Condensed Consolidated Financial Statements	F-22 to F-31

ECO ENERGY TECH ASIA, LTD AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Stated in US Dollars)

	June 30,	December 31,
	2015	2014
	(Unaudited)	(Audited)
ASSETS
Cash in bank	$37,731	$19,211
Deposit and prepayment	36	38
Total Current Assets	37,767	19,249
Property and equipment, net	721,863	783,984
Total Assets	$759,630	$803,233

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Accrued expenses	$17,157	$22,203
Amount due to a director	3,779,804	2,768,207
Mortgage loans - current portion	15,921	30,795
Total Current Liabilities	3,812,882	2,821,205

Mortgage loans - non-current portion	731,015	785,302
Total Liabilities	4,543,897	3,606,507

STOCKHOLDERS' DEFICIT
Common stock ($0.001 par value; authorized 75,000,000 shares, 20,650,000 and 20,000,000 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively)	20,650	20,000
Additional paid-in capital	89,859	109,009
Accumulated deficits	(2,622,289)	(1,934,418)
Accumulated other comprehensive loss	(108,557)	(276,245)
Total Eco Energy Tech Asia, Ltd’s equity	(2,620,337)	(2,081,654)
Non-controlling interests	(1,163,930)	(721,620)
Total Stockholders' Deficit	(3,784,267)	(2,803,274)
Total Liabilities and Stockholders' Deficit	$759,630	$803,233

See notes to condensed consolidated financial statements

ECO ENERGY TECH ASIA, LTD AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

(Stated in US Dollars)

	For the Six Months Ended June 30,
	2015	2014
	(Unaudited)	(Unaudited)
REVENUE	$-	$-
COST OF REVENUES	-	-
GROSS PROFIT	-	-

OPERATING EXPENSES
General and administrative	1,094,043	951,138
LOSS FROM OPERATIONS	(1,094,043)	(951,138)
OTHER EXPENSES
Interest expenses	36,138	-

LOSS BEFORE INCOME TAX	(1,130,181)	(951,138)
Income tax expense	-	-
NET LOSS	(1,130,181)	(951,138)
Net loss attributable to non-controlling interests	(442,310)	(30,858)
NET LOSS ATTRIBUTABLE TO STOCKHOLDERS	(687,871)	(920,280)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	(153,397)	(138,090)
COMPREHENSIVE LOSS	$(841,268)	$(1,058,370)

NET LOSS PER COMMON STOCK:
Basic	$(0.034)	$(0.046)
Diluted	$(0.034)	$(0.046)

WEIGHTED AVERAGE COMMON STOCK OUTSTANDING:
Basic	20,444,167	20,000,000
Diluted	20,444,167	20,000,000

See notes to condensed consolidated financial statements

ECO ENERGY TECH ASIA, LTD AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

For the Six Months Ended June 30, 2015 and Years Ended December 31, 2014 and 2013

(Stated in US Dollars)

	Common stock				Accumulated
	Number of shares	Amount	Additional paid-in capital	Accumulated deficit	other comprehensive income	Non-controlling interests	Total

Balance as of January 1, 2013 (Audited)	20,000,000	$20,000	$109,009	$-	$-	$-	$129,009
Net loss for the year	-	-	-	(43,274)	-	-	(43,274)
Foreign currency translation adjustment	-	-	-	-	(65)	-	(65)
Balance as of December 31, 2013 (Audited)	20,000,000	20,000	109,009	(43,274)	$(65)	-	85,670
Net loss for the year	-	-	-	(1,891,144)	-	(631,921)	(2,523,065)
Foreign currency translation adjustment	-	-	-	-	(276,180)	(89,699)	(365,879)
Balance as of December 31, 2014 (Audited)	20,000,000	20,000	109,009	(1,934,418)	$(276,245)	$(721,620)	$(2,803,274)
Reverse acquisition	650,000	650	(19,150)	-	-	-	(18,500)
Net loss for the period	-	-	-	(687,871)	-	(442,310)	(1,130,181)
Foreign currency translation adjustment	-	-	-	-	(153,597)	-	(153,597)
Balance as of June 30, 2015 (Unaudited)	20,650,000	20,650	89,859	(2,622,289)	(108,557)	(1,163,930)	(3,784,267)

See notes to condensed consolidated financial statements

ECO ENERGY TECH ASIA, LTD AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in US Dollars)

	For the six months ended June 30
	2015	2014
	(unaudited)	(unaudited)
Cash Flows from Operating Activities
Net loss	$(1,130,181)	$(951,138)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	16,011	18,022
Impairment of goodwill	-	882,785
Changes in operating assets and liabilities:
Amount due (to) from the director	984,749	147,942
Accrued expenses and other payables	169,761	31,370
Net Cash Provided By Operating Activities	$40,340	$128,981

Cash Flows from Investing Activities
Acquisition of subsidiary, net of cash and cash equivalents	-	(78,623)
Net Cash Used In Investing Activities	$-	$(78,623)

Cash Flows from Financing Activities
Repayment of mortgage loans	$(21,167)	$(33,829)
Net Cash Used In Financing Activities	$(21,167)	$(33,829)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	$10,664	$440
Net increase In Cash and Cash Equivalents	29,837	16,969
Cash and Cash Equivalents at Beginning of Year	7,894	1,317
Cash and Cash Equivalents at End of Year	$37,731	$18,286

Supplemental Disclosure of Cash Flow Information:
Cash paid for:
Interest	$36,138	$-
Income taxes	$-	$-

See notes to consolidated financial statements

ECO ENERGY TECH ASIA, LTD AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30 2015 AND 2014
(Stated in US Dollars)

NOTE 1 - ORGANIZATION AND PRINCIPAL ACTIVITIES

Eco Energy Tech Asia, Ltd (individually “ECO” and collectively with its subsidiaries, the “Company”) was incorporated under the laws of the State of Nevada on January 20, 2015.

On February 27, 2015, ECO entered into a Share Exchange Agreement with Eco Energy Tech Asia Limited (“EETA”) to issue 20,000,000 shares of its common stock to the shareholder of EETA in exchange for 100% of the EETA shares owned by the shareholder. Upon the consummation of the share exchange agreement, ECO became the holding company of EETA and EETA became a wholly-owned subsidiary of ECO.

EETA was incorporated under the laws of Hong Kong on December 27, 2012. The wholly-owned subsidiary of EETA, 3986489 Canada Inc. (“3CI”) was incorporated in Surrey, British Columbia of Canada on December 17, 2001, which acquires 60% equity interests of 7582919 Canada Inc. (“7CI”) on June 21, 2014.  EETA and 3CI are engaged in investment holding.

7CI was incorporated in Surrey, British Columbia of Canada on June 21, 2010.  The initial name was Renergy Foods Canada Inc. On March 6, 2012, Renergy Foods Canada Inc. changed its name to NuAgri, Inc. On October 1, 2013, NuAgri, Inc. changed its name to 7582919 Canada Inc. 7CI is engaged in developing a proprietary growing system that designs and builds custom biodomes ranging in size appropriate for global commercial agricultural concerns as well as small local producers.

On June 30, 2015, 3CI further acquired the equity interests of 7CI from 60.00% to 83.34%.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company maintains its general ledger and journals with the accrual method accounting for financial reporting purposes. The consolidated financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of consolidated financial statements. These financial statements include all adjustments that, in the opinion of management, are necessary in order to make them not misleading.

Principles of consolidation

The consolidated financial statements give effect to the Share Exchange Transaction as if occurred at the beginning of the periods presented and include the accounts of the Company and its wholly-owned subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates. Significant estimates include the useful life of property and equipment, and assumptions used in assessing impairment of long-term assets.

ECO ENERGY TECH ASIA, LTD AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30 2015 AND 2014
(Stated in US Dollars)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair value of financial instruments

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

•	Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

•
Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other then quoted prices that are observable, and inputs derived from or corroborated by observable market data.

•
Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, due from related parties, other assets, accrued expenses, other payables, and due to related parties approximate their fair market value based on the short-term maturity of these instruments. The Company did not have any non-financial assets or liabilities that are measured at fair value on a recurring basis as of June 30, 2015 and December 31, 2014.

ASC 825-10 “Financial Instruments”,allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

ECO ENERGY TECH ASIA, LTD AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30 2015 AND 2014
(Stated in US Dollars)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.

Property and equipment

Property and equipment are carried at cost and are depreciated on a straight-line basis (after taking into account their respective estimated residual value) over the estimated useful lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

The estimated useful lives are as follows:

Land and buildings	35 years
Biodomes	10 years
Machinery and equipment	5 years

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not record any impairment charges for the six months ended June 30, 2015 and 2014.

Revenue recognition

The Company generates its revenue from sales of biodomes, sales of propagation services, and sales of produces. Pursuant to the guidance of ASC Topic 605 and ASC Topic 360, the Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured, and no significant obligations remain.

Advertising

Advertising is expensed as incurred and is included in selling expenses on the accompanying consolidated statements of loss and comprehensive loss. Advertising expenses amounted to $99,993 and nil for the six months ended June 30, 2015 and 2014, respectively.

ECO ENERGY TECH ASIA, LTD AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30 2015 AND 2014
 (Stated in US Dollars)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Employee benefits

The Company’s operations and employees are located in Hong Kong and Canada. The Company makes mandatory contributions to the local government’s health, retirement benefit and unemployment funds in accordance with the relevant domestic social security laws. The costs of these payments are charged to income in the same period as the related salary costs and are not material.

Income taxes

The Company is governed by the Income Tax Law of Hong Kong and Canada. The Company accounts for income tax using the liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company applied the provisions of ASC 740-10-50, “Accounting for Uncertainty in Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of June 30, 2015 and December 31, 2014, the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

The Company is subject to harmonized sales tax (“HST”). The applicable HST rate is 12% for agricultural products sold in the Canada. The amount of HST liability is determined by applying the applicable tax rate to the amount of goods sold (output HST) less HST accrued on purchases made with the relevant supporting invoices (input HST).

ECO ENERGY TECH ASIA, LTD AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30 2015 AND 2014
 (Stated in US Dollars)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign currency translation

The accompanying consolidated financial statements are presented in U.S. dollars (“USD”). The reporting currency of the Company is the USD. The functional currency of EETA is Hong Kong dollars (“HKD”), the functional currency of CI located in Canada is the Canadian dollars (“CAD”). For the subsidiaries whose functional currencies are the HKD or CAD, results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income.

All of the Company’s revenue transactions are transacted in the functional currency. The Company does not enter any material transaction in foreign currencies and, accordingly, transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of the Company.

The exchange rates used to translate amounts in CAD into USD for the purposes of preparing the consolidated financial statements were as follows:

	June 30	December 31	June 30
	2015	2014	2014
Exchange rate on balance sheet dates
USD : CAD exchange rate	1.2356	1.1629	1.0666

Average exchange rate for the period
USD : CAD exchange rate	1.2342	1.1045	1.0965

The exchange rates used to translate amounts in HKD into USD for the purposes of preparing the consolidated financial statements were as follows:

	June 30	December 31	June 30
	2015	2014	2014
Exchange rate on balance sheet dates
USD : HKD exchange rate	7.7525	7.7577	7.7514

Average exchange rate for the period
USD : HKD exchange rate	7.7538	7.7546	7.7559

ECO ENERGY TECH ASIA, LTD AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30 2015 AND 2014
 (Stated in US Dollars)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings per share

ASC 260 “Earnings per Share,” requires dual presentation of basic and diluted earnings per share (“EPS”) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Basic net income per share is computed by dividing net income available to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted income per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period.

Accumulated other comprehensive loss

Comprehensive loss is comprised of net loss and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. For the Company, comprehensive loss for the six months ended June 30, 2015 and 2014 included net loss and unrealized loss from foreign currency translation adjustments.

Related party transactions

A related party is generally defined as (i) any person that holds 10% or more of the Company’s securities including such person’s immediate families, (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

Recent accounting pronouncements

The Company has considered all new accounting pronouncements and has concluded that there are no new pronouncements that may have a material impact on results of operations, financial condition, or cash flows, based on current information.

ECO ENERGY TECH ASIA, LTD AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30 2015 AND 2014
(Stated in US Dollars)

NOTE 3 - GOING CONCERN

As shown in the accompanying consolidated financial statements, the Company has generated a net loss of $687,871  and an accumulated deficit of $2,622,289 as of June 30, 2015. The Company also experienced insufficient cash flows from operations and will be required continuous financial support from the shareholder. The Company will need to raise capital to fund its operations until it is able to generate sufficient revenue to support the future development. Moreover, the Company may be continuously raising capital through the sale of debt and equity securities.

The Company’s ability to achieve these objectives cannot be determined at this stage. If the Company is unsuccessful in its endeavors, it may be forced to cease operations. These consolidated financial statements do not include any adjustments that might result from this uncertainty which may include adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

These factors have raised substantial doubt about the Company’s ability to continue as a going concern. There can be no assurances that the Company will be able to obtain adequate financing or achieve profitability. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of June 30, 2015 and December 31, 2014:

	June 30,	December 31,
	2015	2014
	(Unaudited)	(Audited)

Land and buildings	$768,093	$816,111
Biodomes	76,723	81,520
Machinery and equipment	11,844	12,584
	$856,660	$910,215
Less: accumulated depreciation	(134,797)	(126,231)
Property and equipment, net	$721,863	$783,984

For the six months ended June 30, 2015 and 2014, depreciation expenses amounted to $16,011 and $18,022, respectively.

ECO ENERGY TECH ASIA, LTD AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30 2015 AND 2014
(Stated in US Dollars)

NOTE 5 - ACCRUED EXPENSES AND OTHER PAYABLES

At June 30, 2015 and December 31, 2014, accrued expenses consisted of the following:

	June 30,	December 31,
	2015	2014
	(Unaudited)	(Audited)

Accrued property tax	$5,853	$6,219
Accrued professional fees	-	2,913
Other accrued expenses	11,304	13,071
Total	$17,157	$22,203

NOTE 6 - TAXES

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the periods presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses and other temporary differences, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. For the six months ended June 30, 2015 and 2014, the Company incurred losses, resulting from operating activities, which result in deferred tax assets at the effective statutory rates. The deferred tax asset has been off-set by an equal valuation allowance.

The Company was incorporated in the State of Nevada. The Company did not generate taxable income in the US for the six months ended June 30, 2015 and 2014.

EETA was incorporated under the laws of Hong Kong. EETA did not generate taxable income in Hong Kong for the six months ended June 30, 2015 and 2014.

3CI and 7CI were incorporated in Surrey, British Columbia of Canada.  3CI and 7CI did not generate taxable income in Canada for the six months ended June 30, 2015 and 2014.

ECO ENERGY TECH ASIA, LTD AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30 2015 AND 2014
(Stated in US Dollars)

NOTE 7 - EARNINGS PER SHARE

The following table presents a reconciliation of basic and diluted net loss per share:
	For the six months ended June 30,
	2015	2014
	(Unaudited)	(Unaudited)

Net loss available to common stockholders for basic and diluted net loss per share of common stock	$(687,871)	$(920,280)
Weighted average common stock outstanding – basic	20,444,167	20,000,000
Effect of dilutive securities	-	-
Weighted average common stock outstanding – diluted	20,444,167	20,000,000

Net loss per common stock – basic	$(0.034)	$(0.046)
Net loss per common stock – diluted	$(0.034)	$(0.046)

NOTE 8 - RELATED PARTY TRANSACTIONS

The Company received advances from its director. These advances are unsecured, interest free and repayable on demand.  Details of the amount at June 30, 2015 and December 31, 2014 are as follows:

	June 30,	December 31,
	2015	2014
	(Unaudited)	(Audited)
Name
Yuen May Cheung	$3,779,804	$2,768,207

ECO ENERGY TECH ASIA, LTD AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30 2015 AND 2014
(Stated in US Dollars)

NOTE 9 - MORTGAGE LOANS

The mortgage loans at June 30, 2015 and December 31, 2014 are as follows:

		June 30,	December 31,
	Interest rate	2015	2014
		(Unaudited)	(Audited)
Farm Credit Canada	4.5% p.a.	$384,743	$414,816
Farm Credit Canada	4.5% p.a.	131,158	133,336
iFunds Mortgage	13.5% p.a.	231,035	267,945
Total		$746,936	$816,097
Mortgage loans -current portion		(15,921)	(30,795)
Mortgage loans -non-current portion		$731,015	$785,302

The mortgage loans are secured by the land and buildings owned by the Company.

Interest expenses incurred on the mortgage loans were $36,138 and nil for the six months ended June 30, 2015 and 2014 respectively.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

As of June 30, 2015, the Company did not have commitments and contingency liability.

NOTE 11 - SUBSEQUENT EVENTS

There were no events or transactions other than those disclosed in this report, if any, that would require recognition or disclosure in our consolidated financial statements for the six months ended June 30, 2015.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant.

Name of Expense	Amount

Securities and Exchange Commission registration fee	$9.53
Legal, accounting fees and expenses(1)	$25,000
Edgar filing, printing and engraving fees(1)	$1500
Total	$26,509.53

(1)
Estimated.

ITEM 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Statutes and by our Bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors’ immunity. Excepted from that immunity are: (a) a wilful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) wilful misconduct.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

ITEM 15. Recent Sales of Unregistered Securities

We issued a total of 650,000 shares to 41 separate foreign shareholders on April 24, 2015, pursuant to a private placement of our common stock exempt from registration under Regulation S of the Securities Act of 1933, for total proceeds of approximately $6,500. The following table sets forth the Shareholders, Shares Purchased, Consideration Paid and the Date Purchased.

Shareholders	Shares Purchased	Consideration Paid	Date Purchased
Leung Lai Ying	10,000	$100	4/24/2015
Wang Pi Nin	10,000	$100	4/24/2015
Liu Hong Hua	10,000	$100	4/24/2015
Liu HaiQiang	10,000	$100	4/24/2015
Lo Wai Sze Candy	10,000	$100	4/24/2015
Yue Yan Ki	10,000	$100	4/24/2015
Ho Chiu Mui	10,000	$100	4/24/2015
Lo Wai Ming	10,000	$100	4/24/2015
Lo Wai Han Cindy	10,000	$100	4/24/2015
Lui Kwan Man	10,000	$100	4/24/2015
Lui Cheuk Ho	10,000	$100	4/24/2015
Lui Cheuk Wah	10,000	$100	4/24/2015
Chan Shuk Bing	10,000	$100	4/24/2015
Lui Sau Yung	10,000	$100	4/24/2015
Chow Yuet Kin	10,000	$100	4/24/2015
Chan Pik Sing Ricky	10,000	$100	4/24/2015
Li Kwok Wah	10,000	$100	4/24/2015
Li Ho Cheung	10,000	$100	4/24/2015
Chan Yung Chi	10,000	$100	4/24/2015
Fung Yuet Chi	10,000	$100	4/24/2015
Shuan Ching Fan	10,000	$100	4/24/2015
Li Kwun Fung	10,000	$100	4/24/2015
Chan Pik Lan	10,000	$100	4/24/2015
Chan Sau Ling Zina	10,000	$100	4/24/2015
Chan Ngan Tai	10,000	$100	4/24/2015
Sheung Wing Yan	10,000	$100	4/24/2015
Sheung Wai Lun	10,000	$100	4/24/2015
Kee Wing Hong	10,000	$100	4/24/2015
Kee Ka Chun	10,000	$100	4/24/2015
Kong Sun Tai	10,000	$100	4/24/2015
Man Ngai Fung	10,000	$100	4/24/2015
Po Wai Man Michelle	10,000	$100	4/24/2015
Yuen Wai Man	10,000	$100	4/24/2015
Leung Yuk Ming	10,000	$100	4/24/2015
Leung Yuk Ying	10,000	$100	4/24/2015
Wong Wai Ling	10,000	$100	4/24/2015
Wong Chi Ying	10,000	$100	4/24/2015
Tsui Chi Wai	10,000	$100	4/24/2015
Chan Philip	70,000	$700	4/24/2015
Cheung Yi Man	100,000	$1000	4/24/2015
Cheung Hau Wai	100,000	$1000	4/24/2015
Total	650,000	$6500	------------

ITEM 16. Exhibits and Financial Statement Schedules

(a)	Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation of Registrant.

3.2	Bylaws of Registrant.

10.1	Share Exchange Agreement dated February 27, 2015

5.1	Legal Opinion and consent of O’Neal Law Office

23.1	Consent of Dominic K.F. Chan & Co., Certified Public Accountants

Undertakings

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(b)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amended registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sparks on September 23, 2015.

ECO ENERGY TECH ASIA, LTD.

By: /s/ Yuen May Cheung
Name: Yuen May Cheung
Title: President and Director
(Principal executive officer)

By: /s/ Victor J. Elias
Name: Victor J. Elias
Title: Chief Financial Officer
(Principal financial officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yuen May Cheung	Director	September 23, 2015
Yuen May Cheung